Exhibit 1.1

PLANET LABS PBC
Class A Common Stock ($0.0001 par value)
Having an Aggregate Offering Price of up to
$1,500,000,000

Equity Distribution Agreement

June 5, 2026

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Goldman Sachs Bank USA 200 West Street New York, New York 10282	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Citibank, N.A. 388 Greenwich Street New York, NY 10013	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036

Cantor Fitzgerald & Co. 110 East 59th Street, 6th floor New York, New York 10022

Citizens JMP Securities, LLC 28 State Street Boston, Massachusetts 02109

Craig-Hallum Capital Group LLC 323 N. Washington Ave., Suite 300 Minneapolis, Minnesota 55401

Needham & Company, LLC 250 Park Avenue, 10th Floor New York, NY 10177

Northland Securities, Inc. 150 South Fifth Street, Suite 3300 Minneapolis, Minnesota 55402

Wedbush Securities Inc. 225 S. Lake Ave., Penthouse Pasadena, CA 91101

Clear Street LLC 4 World Trade Center New York, New York 10006

JonesTrading Institutional Services, LLC 325 Hudson Street, 6th floor New York, New York 10013

As Managers	As Forward Purchasers	As Forward Sellers

Ladies and Gentlemen:

Planet Labs PBC, a Delaware public benefit corporation (the “Company”), confirms its agreement (this “Agreement”) with Goldman Sachs & Co. LLC (“Goldman”), Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Citizens JMP Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC, Northland Securities, Inc., Wedbush Securities Inc., Clear Street LLC and JonesTrading Institutional Services, LLC (each, a “Manager”, and collectively, the “Managers”), Goldman Sachs Bank USA and Citibank, N.A. (each in its capacity as purchaser under any Forward Contract, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Goldman and Citigroup (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares hereunder, a “Forward Seller” and collectively, the “Forward Sellers”), as follows:

1.           Description of Shares. The Company may issue and sell through or to the Managers, as sales agents and/or principals, Issuance Shares (as defined below), and the Forward Purchasers may offer and sell, through the Forward Sellers, Forward Hedge Shares (as defined below), having an aggregate offering price of up to $1,500,000,000 (the Issuance Shares and Forward Hedge Shares collectively, the “Shares”), from time to time during the term of this Agreement and on the terms set forth herein. The shares of Class A common stock, par value $0.0001 per share, of the Company are hereinafter referred to as the “Common Stock”.  Certain terms used herein are defined in Section 19 hereof.

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2.           Representations and Warranties. The Company represents and warrants to, and agrees with, the Managers, the Forward Purchasers and the Forward Sellers at the Execution Time, and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)         Form S-3. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed, or will file, with the Commission an automatic shelf registration statement on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares and other shares of Common Stock. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing on June 5, 2026, and any request on the part of the Commission for additional or supplemental information has been complied with. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). As filed, the Prospectus will comply in all material respects with the requirements of the Act and the rules thereunder, and, except to the extent the Managers, the Forward Purchasers and the Forward Sellers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers, the Forward Purchasers and the Forward Sellers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Managers, the Forward Purchasers and the Forward Sellers relating to the Managers, the Forward Purchasers and the Forward Sellers expressly for use therein, it being understood and agreed that the only such information furnished by the Managers, the Forward Purchasers and the Forward Sellers to the Company consists solely of the information described in Section 7(b) below.

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(b)         Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)        No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, on each deemed effective date with respect to the Managers, the Forward Purchasers and the Forward Sellers pursuant to Rule 430B(f)(2) under the Act, at each Applicable Time (as defined below), on each Settlement Date (as defined below), at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Purchasers and the Forward Sellers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Managers, the Forward Purchasers and the Forward Sellers to the Company consists solely of the information described in Section 7(b) below.

(d)         Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Managers, the Forward Purchasers and the Forward Sellers specifically for use therein, it being understood and agreed that the only such information furnished by the Managers, the Forward Purchasers and the Forward Sellers to the Company consists solely of the information described in Section 7(b) below.

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(e)         Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Ineligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act).

(g)         Notice of Other Sales. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus in connection with the offer or sale of the Shares; provided that the foregoing shall not apply to any Issuer Free Writing Prospectus identified in Schedule I hereto or consented to pursuant to Section 4(h) of this Agreement.

(h)         No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares, and, to the knowledge of the Company, no proceedings for the foregoing purposes are contemplated or threatened by the Commission.

(i)         Regulation M. The Common Stock constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j)        Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Act) of the Shares.

(k)        Offering Materials. The Company has not distributed and will not distribute, prior to the termination of this Agreement, any offering material in connection with the offering and sale of the Shares other than (i) the Prospectus, (ii) any Issuer Free Writing Prospectus reviewed and consented to by the Managers, the Forward Purchasers and the Forward Sellers and identified in Schedule I hereto or (iii) any other written communications approved in advance by the Managers, the Forward Purchasers and the Forward Sellers.

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(l)          No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has, (A) since the date of the latest audited financial statements included in the Disclosure Package, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business and that is material to the Company and its subsidiaries taken as a whole, (iii) entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole, and/or (iv) declared or paid any dividend on its capital stock,  and (B) since such date, there has not been (i) any change in the capital stock, partnership or limited liability company interests, as applicable, (ii) long-term debt or short-term of the Company or any of its subsidiaries, (iii) issuance, if any, of stock upon conversion of Company securities as described in the Prospectus, or (iv) any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, in the case of the foregoing clause (B) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or that prevents the consummation of the transactions contemplated by this Agreement.

(m)        Title to Property. The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as described in the Registration Statement, the Disclosure Package and the Prospectus or as do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All assets held under lease by the Company or any of its subsidiaries are, to the Company’s knowledge,  held by them under valid, subsisting and enforceable leases or subleases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as do not materially interfere with the use made and proposed to be made of such leased real property by the Company or any of its subsidiaries.

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(n)        Good Standing. Each of the Company and its subsidiaries has been duly incorporated or organized, is validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of its respective jurisdiction of incorporation or organization, with the requisite power and authority to enter into and perform its obligations under this Agreement, any Terms Agreement, any Master Forward Confirmation and any “Supplemental Confirmation” under a Master Forward Confirmation (collectively, the “Transaction Documents”), and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its significant subsidiaries has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where any lack of such power or authority could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K. None of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X), other than those listed on Exhibit A hereto.

(o)        Capitalization. The Company has an authorized capitalization as set forth under the heading “Capitalization” in each of the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company (other than directors qualifying shares) have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)        Due Authorization of the Shares. The Shares have been duly and validly authorized when such Shares are issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non‑assessable and will conform to the description of the Common Stock contained in the Registration Statement, the Disclosure Package and the Prospectus.

(q)        No Preemptive or Registration Rights. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of, any equity securities of the Company or any of its subsidiaries or (ii) outstanding options or warrants to purchase any securities of the Company or any of its subsidiaries. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, except such rights as have been waived or satisfied.

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(r)          No Conflict or Violation. The issuance and sale of the Issuance Shares by the Company through the Managers and the offering and sale of any Forward Hedge Shares by any Forward Seller as contemplated by the Registration Statement, the Disclosure Package and the Prospectus and the execution, delivery and performance by the Company of each of the Transaction Documents and the application of the proceeds from the sale of the Issuance Shares as described under “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Issuance Shares by the Company, the offering and sale of any Forward Hedge Shares by any Forward Seller as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance by the Company of each of the Transaction Documents, the application of the proceeds from the sale of the Issuance Shares as described under “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Shares, and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities laws or Blue Sky laws in connection with the purchase or distribution of the Shares by the Managers, the Forward Purchasers and the Forward Sellers and the listing of the Shares on NYSE (as defined below), each of which has been obtained and is in full force and effect.

(s)         Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii), (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)         Due Authorization. The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Transaction Documents (including but not limited to the issuance and/or sale of the Shares and the use of proceeds from the sale of the Issuance Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized (or will have been duly and validly authorized by the time of execution and delivery thereof) by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

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(u)          Summaries of Law and Documents. The statements set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(v)         Shell Companies. The Company is not, as of the date hereof, a “shell company” as described in Rule 144(i) under the Act.

(w)       Governmental Licenses. The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received notice of any revocation or adverse modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(x)         Payment of Taxes. The Company and each of its subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company and each of its subsidiaries, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP.

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(y)        Possession of Intellectual Property. The Company and each of its subsidiaries own or possess valid and enforceable rights to use all material patents, trademarks, service marks, trade names, logos, trade dress, designs, database rights, social media handles and other source indicators, copyrights, licenses, know-how, inventions, domain names, rights of privacy, rights of publicity, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights, as well as related rights, including all registrations and applications for registration thereof and all goodwill associated with the foregoing (collectively, “Intellectual Property”), necessary for the conduct of their respective businesses. The conduct of the Company’s and each of its subsidiaries’ respective businesses has not infringed, misappropriated or otherwise violated, and does not infringe, misappropriate or otherwise violate any Intellectual Property rights of a third party, and, to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating any Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any claim (i) alleging any infringement of, misappropriation of, conflict with or violation of any Intellectual Property rights of any third party or (ii) challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company or any of its subsidiaries. The Company and each of its subsidiaries have taken reasonable steps to maintain the confidentiality of all know-how, trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries, and no such trade secrets or confidential information have been disclosed other than to employees or representatives and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements.

(z)        Cybersecurity; Data Protection. The Company and each of its subsidiaries have taken all material technical and organizational measures necessary to protect all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company and each of its subsidiaries) (collectively, “IT Systems”) used in connection with the operation of their respective businesses, and such IT Systems are adequate for, and operate and perform as required in connection with, the operation of the respective businesses of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented, complied with and maintained reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including “personal data” as defined by the EU General Data Protection Regulations (EU 2016 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, and there have been no breaches, violations, reductions in performance, compromises, disruptions, outages or unauthorized uses of or accesses to, or other similar incidents impacting, any IT System or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ respective businesses that have had or would reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

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(aa)       Privacy Laws. The Company and each of its subsidiaries are, and at all prior times were, in compliance with all applicable data privacy and security laws, statutes, judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company and its subsidiaries of Personal Data collected from or provided by third parties (collectively, the “Privacy Laws”), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have in place, have complied and are presently in compliance with, and take appropriate steps reasonably designed to ensure compliance with, its privacy policies, all third-party obligations and industry standards regarding Personal Data (the “Policies”) and reasonably protect the security and confidentiality of all Personal Data, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have provided and currently provide notice of their privacy policies on their websites, which provides accurate and sufficient notice of their then-current privacy practices and does not contain any material omissions of their then-current privacy practices. No such disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws or Policies, and the Company is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws or Policies. To the knowledge of the Company, there is no action, suit, investigation, claim or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with Privacy Laws or Policies.

(bb)         Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

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(cc)       Compliance with ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except in the case of such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the Pension Benefit Guaranty Corporation or the Plan administrator of the notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”) in any such case, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)       Environmental Laws. (i) There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(ee)      Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

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(ff)          NYSE Listing. The Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (“NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock (including the Shares) on NYSE, nor has the Company received any notification that the Commission or NYSE is contemplating terminating such registration or listing.

(gg)         [Reserved].

(hh)      Absence of Labor Dispute. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(ii)         No Finder’s Fee. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Manager, Forward Purchaser or Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)         Absence of Proceedings. Except as disclosed or described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(kk)       Transfer Taxes. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(ll)         Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offer and sale of the Issuance Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

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(mm)    Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”)  applied on a consistent basis throughout the periods involved.  The pro forma financial statements, if any, or data included in the Registration Statement or the Prospectus, if any, comply with the applicable requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data set forth in the Registration Statement, the Disclosure Package or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. All disclosures contained or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent, not disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(nn)      Independent Accountants. KPMG LLP (“KPMG”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Registration Statement, the Disclosure Package and the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 6(e) hereof, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(oo)      Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)      Accounting Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(qq)       Disclosure Controls. (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to provide reasonable assurance that the information required to be disclosed by the Company and its subsidiaries in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(rr)        No Significant Deficiencies or Material Weaknesses. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG and the audit committee of the board of directors of the Company (the “Audit Committee”): (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ss)        Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, any of the Company’s affiliates, any director or officer, nor, to the knowledge of the Company, after due inquiry, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(tt)        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(uu)      OFAC. Neither the Company nor any of its subsidiaries, any of the Company’s affiliates, any director or officer, nor, to the knowledge of the Company, after due inquiry, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 of the United States, Cuba, Iran and North Korea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing or facilitating the activities of any person or entity subject to Sanctions, or in any country or territory, that, at the time of such financing or facilitation is the subject or target of comprehensive Sanctions or (ii) in any other manner that will result in a violation by any person or entity (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions, applicable anti-corruption and anti-bribery laws, rules, and regulations, or Anti-Money Laundering Laws.  Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity subject to Sanctions, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of comprehensive Sanctions.

(vv)      Outbound Investment Rules. Neither the Company nor any of its subsidiaries is or has any intention to become a “covered foreign person,” as that term is used in the regulations administered and enforced by the U.S. Treasury Department under U.S. Executive Order 14105 and codified at 31 C.F.R. § 850.101 et seq. (the “Outbound Investment Rules”). Neither the Company nor any of its subsidiaries currently engages, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Company were a “U.S. Person”, or (iii) any other activity that would cause the any Managers, Forward Purchasers or Forward Sellers or any of their affiliates to be in violation of the Outbound Investment Rules or cause any Manager, Forward Purchaser or Forward Seller or any of their affiliates or any of their affiliates to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. For purposes of this Agreement, a “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

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(ww)     Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except as would not be reasonably expected to have a Material Adverse Effect. There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xx)       Stabilization. Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that could reasonably be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M of the Exchange Act; provided, however, that the Company makes no such representation or warranty with respect to the actions of the Managers, the Forward Purchasers and the Forward Sellers or affiliates or agents of the Managers, the Forward Purchasers and the Forward Sellers.

(yy)        [Reserved].

(zz)        [Reserved].

(aaa)      Rating. There are no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Managers, the Forward Purchasers and the Forward Sellers or to counsel for the Managers, the Forward Purchasers and the Forward Sellers in connection with this Agreement, any Terms Agreement or a Forward Placement Notice shall be deemed a representation and warranty by the Company to each Manager, Forward Purchaser and Forward Seller as to the matters set forth therein.

The Company acknowledges that the Managers, the Forward Purchasers and the Forward Sellers and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel for the Company and counsel for the Managers, the Forward Purchasers and the Forward Sellers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

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3.          Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers, the Forward Purchasers and the Forward Sellers agree that: (i) the Company may from time to time, seek to sell Issuance Shares through a Designated Manager, acting as sales agent, or directly to any of the Managers acting as principal and the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of making offers and sales of the Issuance Shares; and (ii) each Forward Purchaser may offer for sale Forward Hedge Shares through its affiliated Forward Seller, as follows (provided that notwithstanding anything to the contrary in this Agreement, any Manager (in the case of Issuance Shares) or Forward Seller (in the case of Forward Hedge Shares) may decline, for any reason in its sole discretion, to act as sales agent for the Company or forward seller and agent for its affiliated Forward Purchaser, as the case may be, hereunder with respect to one or more sets of Company instructions for the sale of Issuance Shares or Forward Placement Notices, as applicable):

(a)          Issuance Shares.

(i)        The Company may submit to a Designated Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Issuance Shares on any Trading Day that shall not be during, or overlap with, any Forward Hedge Selling Period, in a form and manner as mutually agreed to by the Company and such Designated Manager.

(ii)       Subject to the terms and conditions hereof, each Manager, at any time it is a Designated Manager, shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Issuance Shares and with respect to which such Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that a Designated Manager will be successful in selling the Issuance Shares, (ii) a Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by a Designated Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Issuance Shares as required under this Agreement and (iii) no Manager shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by a Manager and the Company. The Designated Manager may make sales pursuant to each order by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.

(iii)        The Company shall not authorize the issuance and sale of, and a Designated Manager shall not sell as sales agent, any Issuance Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to a Designated Manager in writing. In addition, the Company or a Designated Manager may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Issuance Shares with respect to which that Designated Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares sold hereunder prior to the giving of such notice.

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(iv)       The compensation to a Designated Manager for sales of the Issuance Shares with respect to which such Designated Manager acts as sales agent hereunder shall be up to 2.0% of the gross offering proceeds of the Issuance Shares sold pursuant to this Agreement as mutually agreed to in writing by such Designated Manager and the Company. The foregoing rate of compensation shall not apply when a Manager, acting as principal, purchases Issuance Shares from the Company pursuant to a Terms Agreement. The Company agrees that whenever it determines to sell the Issuance Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Any compensation or commission due and payable to any Managers hereunder with respect to any sale of Issuance Shares shall be paid by the Company to such Managers concurrently with the settlement for sales of the Issuance Shares by deduction from the proceeds from sales of the Issuance Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds to the Company for such Issuance Shares (the “Net Proceeds”).

(b)          Forward Hedge Shares.

(i)         Subject to the terms and conditions set forth in the Transaction Documents, on any Trading Day, the Company may deliver a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and the affiliated Forward Seller. The Forward Purchaser and the affiliated Forward Seller may accept the Forward Placement Notice by e-mail to one of the authorized officers of the Company confirming the terms of such Forward Placement Notice and by the Forward Purchaser delivering (i) a draft “Supplemental Confirmation” (as defined in the relevant Master Forward Confirmation) relating to such Forward Placement Notice and (ii) if not previously executed between such parties, a draft Master Forward Confirmation between the Company and such Forward Purchaser. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice by e-mail confirming the terms of such Forward Placement Notice and upon execution by the Company and the Forward Purchaser of such “Supplemental Confirmation” relating to such Forward Placement Notice and, if applicable, the related Master Forward Confirmation, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement and the Forward Contract relating to such Forward Placement Notice, the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares in order to establish a commercially reasonable hedge position, and otherwise in accordance with the terms of such Forward Placement Notice and such Forward Contract. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall be the Maximum Number of Shares set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller (but, in no event having an aggregate actual sale execution price in excess of the Forward Maximum Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller).

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(ii)       A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Forward Purchaser and the Forward Seller. No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

(iii)        Promptly (and in no event later than 7:00 p.m., New York City time) on the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the related Forward Contract), the Forward Purchaser shall execute and deliver to the Company a “Pricing Supplement” (as defined in the relevant Master Forward Confirmation) in respect of the Forward for such Forward Hedge Selling Period, which “Pricing Supplement” shall set forth the “Hedge Period Completion Date” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Transaction Shares” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), and such other information as provided for in the relevant Forward Contract.

(iv)        For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice and the Forward Purchaser and the Company have executed the related Forward Contract as provided in Section 3(b)(i). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice (and, if applicable, the corresponding terms in the related Forward Contract in accordance with Section 7(e)(ii) of the relevant Master Forward Confirmation), and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Maximum Number of Shares if such amended Maximum Number of Shares is less than the aggregate number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period as of the date of such amendment, (ii) the Company may not amend the Forward Maximum Hedge Amount if such amended Forward Maximum Hedge Amount is less than the aggregate Sales Price for the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period as of the date of such amendment and (iii) the Company shall not have the right to amend a Forward Placement Notice after the related “Pricing Supplement” has been delivered to the Company.

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(v)         Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3(b); and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 3(b). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to Section 7(a) of the relevant Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(vi)        The Company shall not authorize the sale of, and such Forward Seller shall not sell any Forward Hedge Shares, at a price lower than the minimum price therefor designated by the Company in the relevant Forward Placement Notice or Forward Contract or in a number in excess of the number of Shares approved for listing on NYSE, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number of Shares shall be the sole responsibility of the Company. In addition, the Company, on the one hand, or such Forward Seller, on the other hand, may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Forward Hedge Shares pursuant to this Agreement (which, for the avoidance of doubt, shall not include any transactions by a Forward Purchaser in, relating to or referencing the Shares for its own account in connection with any Forward on any “Valuation Date” for such Forward as such term is defined in the relevant Forward Contract) and/or terminate any Forward Hedge Selling Period; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold hereunder prior to the giving of such notice.

(c)          If acting as manager or as forward seller and agent for its affiliated Forward Purchaser hereunder, as applicable, each Manager or Forward Seller, as the case may be, shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day on which the Shares are sold under this Agreement setting forth (i) the amount of the Issuance Shares or the Actual Sold Forward Amount sold on such day and the gross offering proceeds (in the case of Issuance Shares) or the “Hedge Reference Price” (as defined in the relevant Master Forward Confirmation) (in the case of Forward Hedge Shares) in respect of such Shares, as the case may be, and (ii) the commission payable by the Company to such Manager or the Forward Hedge Selling Commission Rate, as the case may be, with respect to such sale of Shares.

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(d)         Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the first Trading Day following the date on which such sales are made (each such day, a “Issuance Share Settlement Date”). On each Issuance Share Settlement Date, the Issuance Shares sold through a Designated Manager for settlement on such date shall be issued and delivered by the Company to such Designated Manager against payment of the Net Proceeds from the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares, in definitive form, by the Company or its transfer agent to such Designated Manager’s or its designee’s account (provided such Designated Manager shall have given the Company written notice of such designee prior to the Issuance Share Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Issuance Shares on any Issuance Share Settlement Date, the Company shall (i) hold each applicable Designated Manager harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay each such Designated Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(e)        Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date (as defined below). On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at DTC, or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related Sales Price for such Forward Hedge Shares in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)          At each Applicable Time, Forward Date, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(r)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager or Forward Seller to use its commercially reasonable efforts to sell the Shares, and any obligation of any Forward Purchaser to use its commercially reasonable efforts to borrow the Shares, shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any diligence to verify such accuracy by such Designated Manager, Forward Purchaser or Forward Seller), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

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(g)        Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and a Designated Manager, the Forward Purchasers and the Forward Sellers, the Company shall not request the sale of any Shares that would be sold, and no Designated Manager or Forward Seller shall be obligated to sell, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of any Shares by any of its officers or directors, (ii) at any time during the period commencing on the tenth Business Day prior to the time the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(h)         If the Company wishes to issue and sell the Issuance Shares pursuant to this Agreement directly to any of the Managers acting as principal (each, a “Placement”), it will notify the Manager or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which a Manager may decline to do for any reason in its sole discretion) or, wishes to accept amended terms proposed by the Company after further discussion, such Manager or Managers and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager or Managers unless and until the Company and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(i)         Each offer and sale of the Shares through or to any Manager or by any Forward Seller shall be made in accordance with the terms of this Agreement and, if and as applicable, a Terms Agreement or Forward Placement Notice. Such Terms Agreement may also specify certain provisions relating to the reoffering of such Issuance Shares by a Manager. The applicable Manager’s commitment, if any, to purchase Issuance Shares from the Company as principal, or the applicable Forward Seller’s commitment to offer and sell Forward Hedge Shares, as the case may be, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Issuance Shares to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Issuance Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of such Issuance Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Issuance Shares.

(j)         Under no circumstances shall the aggregate number and aggregate offering price of the Shares sold pursuant to this Agreement, any Terms Agreement and any Forward Placement Notice exceed (i) the maximum aggregate offering price set forth in Section 1, (ii) the number of shares of the Common Stock available for sale under the currently effective Registration Statement or (iii) the number and amount of the Shares authorized from time to time to be sold under this Agreement by the board of directors of the Company, or a duly authorized committee thereof, and notified to the Managers, Forward Sellers and Forward Purchasers in writing, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number and amount of Shares shall be the sole responsibility of the Company.

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(k)        If any of the Company, the Managers, the Forward Purchasers or the Forward Sellers has reason to believe that the excepted provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement (which, for the avoidance of doubt, shall not include any transactions by a Forward Purchaser in, relating to or referencing the Shares for its own account in connection with any Forward on any “Valuation Date” for such Forward as such term is defined in the relevant Forward Contract) shall be suspended until that or other excepted provisions have been satisfied in the judgment of each party.

4.           Agreements. The Company agrees with the Managers, the Forward Purchasers and the Forward Sellers as follows:

(a)         During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement in connection with the offering and sale of the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, unless (i) the Company has furnished to the Managers, the Forward Purchasers and the Forward Sellers a copy of such amendment or supplement (including, for the avoidance of doubt, reports or other information to be filed by the Company under the Exchange Act that would be incorporated by reference into the Registration Statement and the Prospectus) for their review a reasonable period of time prior to filing (or, in the case of Current Reports on Form 8-K, has used its commercially reasonable efforts to so furnish copies to the Managers, the Forward Purchasers and the Forward Sellers prior to filing) and (ii) except for reports or other information required to be filed by the Company under the Exchange Act, the Company will not file any such proposed amendment or supplement to which the Managers, the Forward Purchasers and the Forward Sellers reasonably object. The Company has prepared the Prospectus, in a form approved by the Managers, the Forward Purchasers and the Forward Sellers, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly after the Execution Time (but in any event within the time period described thereby) and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, the Forward Purchasers and the Forward Sellers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will notify the Managers, the Forward Purchasers and the Forward Sellers of such timely filing. The Company, subject to this Section 4(a) and Section 4(c), will comply with the requirements of Rule 430B. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will promptly advise the Managers, the Forward Purchasers and the Forward Sellers (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (C) of the receipt of any comments from the Commission, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information related to the Registration Agreement or the Prospectus, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or the institution or threatening of any proceeding for any of such purposes or pursuant to Section 8A of the Act or (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain at the earliest possible moment the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b)         If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the relevant Manager(s), Forward Purchaser(s) and Forward Seller(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the relevant Manager(s), Forward Purchaser(s) and Forward Seller(s) in such quantities as the Manager(s), Forward Purchaser(s) and Forward Seller(s) may reasonably request.

(c)         During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers, Forward Purchasers and Forward Sellers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers, Forward Purchasers and Forward Sellers in such quantities as the Managers, Forward Purchasers and Forward Sellers may reasonably request.

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(d)        As soon as practicable, the Company will make generally available (which may be satisfied by filing on EDGAR) to its security holders and to the Managers, Forward Purchasers and Forward Sellers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)         The Company will deliver to the Managers, Forward Purchasers and Forward Sellers and counsel for the Managers, Forward Purchasers and Forward Sellers, without charge, as such Managers, Forward Purchasers and Forward Sellers or counsel for the Managers, Forward Purchasers and Forward Sellers may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Managers, Forward Purchasers and Forward Sellers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)         The Company will deliver to the Managers, Forward Purchasers and Forward Sellers and counsel for the Managers, Forward Purchasers and Forward Sellers, without charge, for so long as delivery of a prospectus by the Managers, Forward Sellers, Forward Purchasers or any dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as any Managers, Forward Purchasers and Forward Sellers may reasonably request. The Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Managers, Forward Purchasers and Forward Sellers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)         The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers, Forward Purchasers and Forward Sellers may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign business.

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(h)        The Company agrees that, unless it has or shall have obtained the prior written consent of the relevant Designated Manager, Forward Purchaser or Forward Seller, and each Manager, Forward Purchaser and Forward Seller agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers, Forward Purchasers, Forward Sellers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)         The Company will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement or Forward Placement Notice) any compensation for soliciting purchases of the Shares.

(j)         The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers, Forward Purchasers and Forward Sellers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Managers, Forward Purchasers or Forward Sellers pursuant to Section 6 herein.

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(k)        Upon commencement of the offering of the Shares under this Agreement (if requested by the Managers, Forward Purchasers and Forward Sellers) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(r) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(k)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or quarterly report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Issuance Shares are delivered to one or more Managers as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement (in the case that the above-mentioned request is made by a Manager, Forward Purchaser or Forward Seller), the date of each such recommencement and the date of each such event referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers, Forward Purchasers and Forward Sellers forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Managers, Forward Purchasers and Forward Sellers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers, Forward Purchasers and Forward Sellers are true and correct in all material respects (except to the extent such statements are already materiality qualified, in which case such statements are to be true and correct at the time of such Representation Date) at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide the certificate pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which (x) no instruction to a Manager (as sales agent or principal) to sell Issuance Shares pursuant to this Agreement has been delivered by the Company or is pending and (y) no Forward Hedge Selling Period in relation to any Forward is pending, which waiver shall continue until the earlier to occur of the date the Company submits an order to the Manager to sell Issuance Shares and/or delivers a Forward Placement Notice to a Forward Seller and a Forward Purchaser hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Issuance Shares and/or enter into any Forward following any such Representation Date when the Company relied on such waiver and did not provide the Managers, Forward Purchasers and Forward Sellers the certificate pursuant to this paragraph, then before the Company instructs the Managers (as sales agent or principal) to sell Issuance Shares pursuant to this Agreement or proposes to enter into any Forward, the Company shall provide the Managers, Forward Purchasers and Forward Sellers a certificate in conformity with this paragraph dated as of the date that the order of the sale of Issuance Shares is submitted to the Managers or a Forward Placement Notice is delivered to a Forward Seller and a Forward Purchaser hereunder, provided that for the avoidance of doubt, such date the certificate is delivered pursuant to the foregoing sentence shall be a Representation Date.

(l)          At each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(k) for which no waiver is applicable, the Company shall furnish or cause to be furnished forthwith to the Managers, Forward Purchasers and Forward Sellers and to counsel to the Managers, Forward Purchasers and Forward Sellers a written opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, or other counsel reasonably satisfactory to the Managers, Forward Purchasers and Forward Sellers dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, Forward Purchasers and Forward Sellers of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)        At each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(k) for which no waiver is applicable, Davis Polk & Wardwell LLP, counsel to the Managers, Forward Purchasers and Forward Sellers, shall deliver a written opinion and disclosure letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, Forward Purchasers and Forward Sellers of the same tenor as the opinions and disclosure letter referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

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(n)         At each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(k) for which no waiver is applicable, the Company shall cause KPMG or other independent public accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(o)         At each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(k) for which no waiver is applicable, the Company shall furnish or cause to be furnished to the Managers, Forward Purchasers and Forward Sellers forthwith a certificate of the Chief Financial Officer of the Company, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, Forward Purchasers and Forward Sellers of the same tenor as the certificate referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(p)         At each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(k) for which no waiver is applicable, and at such other times as may be reasonably requested by a Manager, Forward Purchaser or Forward Seller, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers, Forward Purchasers and Forward Sellers, which shall include representatives of the management of the Company and KPMG or other independent public accountants of the Company satisfactory to the Managers, Forward Purchasers and Forward Sellers. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers, Forward Purchasers and Forward Sellers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, and their officers and agents, as the Managers, Forward Purchasers and Forward Sellers may reasonably request.

(q)       Nothing in this Agreement shall restrict a Manager, Forward Purchaser or Forward Seller from trading, and the Company acknowledges that each Manager, Forward Purchaser or Forward Seller may trade, in the Common Stock for such Manager, Forward Purchaser or Forward Seller’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement or a Forward Placement Notice.

(r)          The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Managers or Forward Sellers pursuant to this Agreement, the Net Proceeds to the Company (in the case of Issuance Shares) and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by a Manager or Forward Seller pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through a Manager or Forward Seller pursuant to this Agreement, the Net Proceeds to the Company (in the case of Issuance Shares) and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

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(s)        If, to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase the Shares from the Company (in the case of Issuance Shares) or the Forward Seller (in the case of Forward Hedge Shares) as the result of an offer to purchase solicited by any Manager, Forward Purchaser or Forward Seller the right to refuse to purchase and pay for such Shares.

(t)         Each acceptance by the Company of an offer to purchase Issuance Shares hereunder, and each execution and delivery by the Company of a Terms Agreement or Forward Placement Notice, shall be deemed to be an affirmation to the Designated Manager, the Manager(s) party to a Terms Agreement or the relevant Forward Purchaser and Forward Seller, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement or of such Forward Placement Notice as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or sale or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u)        The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on NYSE and to maintain such listing.

(v)         During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act and the regulations thereunder.

(w)       The Company shall cooperate with the Managers, Forward Purchasers and Forward Sellers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)       The Company will apply the Net Proceeds from the sale of the Issuance Shares in the manner set forth in the Disclosure Package and the Prospectus.

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5.         Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery or sale of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) the reasonable and documented fees and expenses of the Managers, Forward Purchasers and Forward Sellers and their counsel (which shall be one outside counsel for all Managers, Forward Purchasers and Forward Sellers unless otherwise agreed by the Company), (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Managers, Forward Purchasers and Forward Sellers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Managers, Forward Purchasers and Forward Sellers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Managers, Forward Purchasers and Forward Sellers of such qualifications, registrations and exemptions, (vii) the filing fees incident to the review and approval by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares, (viii) the fees and expenses associated with listing of the Shares on the NYSE, (ix) all fees and expenses of the registrar and transfer agent of the Common Stock, (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5. Except as provided in this Section 5 and in Section 7 hereof, the Managers, Forward Purchasers and Forward Sellers shall pay their own expenses.

6.         Conditions to the Obligations of the Managers, Forward Purchasers and Forward Sellers. The obligations of the Managers, Forward Purchasers and Forward Sellers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and each Representation Date, Forward Date, Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)        The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(r) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened; no stop order suspending or preventing the use of the Disclosure Package, Prospectus or any Issuer Free Writing Prospectus shall have been instituted or threatened; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

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(b)        Wilson Sonsini Goodrich & Rosati, P.C. shall have furnished to the Managers, Forward Purchasers and Forward Sellers its written opinion, as counsel to the Company, addressed to the Managers, Forward Purchasers and Forward Sellers on every date specified in Section 4(l) of this Agreement, in form and substance reasonably satisfactory to the Managers, Forward Purchasers and Forward Sellers.

(c)         The Managers, Forward Purchasers and Forward Sellers shall have received from Davis Polk & Wardwell LLP, counsel for the Managers, Forward Purchasers and Forward Sellers, on every date specified in Section 4(m) of this Agreement, such opinion or opinions and disclosure letter or letters, dated as of such date and addressed to the Managers, Forward Purchasers and Forward Sellers, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers, Forward Purchasers and Forward Sellers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)        The Company shall have furnished or caused to be furnished to the Managers, Forward Purchasers and Forward Sellers, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer of the Company, or other officers satisfactory to the Managers, Forward Purchasers and Forward Sellers, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)       the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission;

(ii)         since the date of the most recent financial statements included in the Prospectus and the Disclosure Package, there has been no event or condition of a type described in Section 2(l) hereof (a “Material Adverse Change”), except as set forth in or contemplated in the Disclosure Package and the Prospectus;

(iii)       the representations, warranties and covenants set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iv)        the Company and its subsidiaries have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

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(e)         The Company shall have furnished or caused to be furnished to the Managers, Forward Purchasers and Forward Sellers, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chief Financial Officer of the Company, or other officers satisfactory to the Managers, Forward Purchasers and Forward Sellers, dated as of such date, as to the accuracy of certain financial or operational information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, in form and substance satisfactory to the Managers, Forward Purchasers and Forward Sellers.

(f)          The Company shall have requested and caused KPMG or other independent public accountants of the Company satisfactory to the Managers to have furnished to the Managers on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100. References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g)        Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) Material Adverse Change, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, Forward Purchasers and Forward Sellers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)         FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)        The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers, Forward Purchasers and Forward Sellers.

(j)       Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Designated Manager, Forward Purchasers and Forward Sellers such further information, certificates and documents as the Designated Manager, Managers, Forward Purchasers and Forward Sellers may reasonably request.

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If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers, Forward Purchasers and Forward Sellers and counsel for the Managers, Forward Purchasers and Forward Sellers, this Agreement and all obligations of the applicable Managers, Forward Purchasers and Forward Sellers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Managers, Forward Purchasers and Forward Sellers with respect to itself only. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Following any such cancellation by a Manager, Forward Purchaser or Forward Seller, this Agreement shall remain in effect as to each other Manager, Forward Purchaser and Forward Seller that has not exercised its right to cancel this Agreement pursuant to this Section 6 and any obligations and rights of the Managers, Forward Purchasers and Forward Sellers under this Agreement shall be satisfied by or afforded to only such other Managers, Forward Purchasers and Forward Sellers.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Managers, Forward Purchasers and Forward Sellers, at 900 Middlefield Road, Suite 200, Redwood City, CA 94063, on each such date as provided in this Agreement.

7.           Indemnification and Contribution.

(a)        The Company agrees to indemnify and hold harmless each Manager, Forward Purchaser and Forward Seller and their affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), the directors, officers, employees and agents of each Manager, Forward Purchaser and Forward Seller, any broker-dealer affiliate of a Manager, Forward Purchaser or Forward Seller through which Shares are sold, and each person who controls a Manager, Forward Purchaser or Forward Seller within the meaning of either the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and the Company agrees to reimburse each such indemnified party, for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the indemnified party) as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Manager, Forward Purchaser or Forward Seller expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liabilities that the Company may otherwise have.

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(b)        Each Manager, Forward Purchaser and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Manager, Forward Purchaser or Forward Seller or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Manager, Forward Purchaser or Forward Seller expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Manager, Forward Purchaser or Forward Seller may otherwise have. The Company acknowledges that with respect to each Manager, Forward Purchaser or Forward Seller, (i) the name of such Manager, Forward Purchaser or Forward Seller and (ii) the first and second sentences of the twenty-fifth paragraph under “Plan of Distribution (Conflicts of Interest)” constitute the only information furnished in writing by or on behalf of the several Managers, Forward Purchasers and Forward Sellers for inclusion in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto).

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(c)       Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in paragraph (a) or (b) above or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Managers, Forward Purchasers or Forward Sellers in the case of Section 7(b) and Section 7(e)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

(d)        The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(e)          If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager, Forward Purchaser or Forward Seller, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and such Manager, Forward Purchaser or Forward Seller, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company with respect to the sale of Issuance Shares shall be deemed to be equal to the total Net Proceeds from the offering of Issuance Shares (before deducting expenses) received by them, and benefits received by each Manager shall be deemed to be equal to the total compensation received by such Manager under Section 3(a)(iv) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. The relative benefits received by the Company with respect to the sale of Forward Hedge Shares shall be deemed to be equal to the Actual Sold Forward Amount for the relevant Forward under this Agreement, multiplied by the average of the “Hedge Reference Prices” (as defined in the relevant Master Forward Confirmation) for each component of such Forward (weighted by reference to the relative “Component Number of Shares” (as defined in the relevant Master Forward Confirmation) for each such component); the relative benefits received by the relevant Forward Seller with respect to such sale shall be deemed to be equal to the Forward Hedge Selling Commission for such Forward; and the relative benefits received by the relevant Forward Purchaser with respect to such sale shall be deemed to be zero. The relative fault of the Company, on the one hand, and the relevant Manager, Forward Purchaser or Forward Seller, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or such Manager, Forward Purchaser or Forward Seller, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Managers, Forward Purchasers and Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Managers, Forward Purchasers and Forward Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

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Notwithstanding the provisions of this Section 7(e), (i) no Manager shall be required to contribute any amount in excess of the discounts and commissions received by such Manager in connection with the Shares sold by it pursuant to this Agreement and any applicable Terms Agreement in the specific transaction or transactions giving rise to the contribution obligation, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’, Forward Purchasers’ and Forward Sellers’ obligations to contribute pursuant to this Section 7(e) are several, and not joint. For purposes of this Section 7(e), each Affiliate, director, officer, employee and agent of a Manager, Forward Purchaser or Forward Seller, each person, if any, who controls a Manager, Forward Purchaser or Forward Seller within the meaning of the Act and the Exchange Act and any broker-dealer affiliate of a Manager, Forward Purchaser or Forward Seller through which Shares are sold shall have the same rights to contribution as such Manager, Forward Purchaser or Forward Seller, and each director of the Company or each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

8.           Termination.

(a)       The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager (in the case of Issuance Shares) for the Company or by any Forward Seller (in the case of Forward Hedge Shares), the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination, (ii) with respect to any pending sale, through the Designated Manager for the Company, the obligations of the Company, including in respect of compensation of the Designated Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)        Each Manager, Forward Purchaser or Forward Seller shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement in its sole discretion at any time, with respect to such Manager, Forward Purchaser or Forward Seller only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager, Forward Purchaser or Forward Seller notwithstanding such termination. Following any such termination by a Manager, Forward Purchaser or Forward Seller, this Agreement shall remain in effect as to each other Manager, Forward Purchaser or Forward Seller that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 8(b) and any obligations and rights of the Managers, Forward Purchasers and Forward Sellers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers, Forward Purchasers or Forward Sellers.

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(c)         This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)        Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the relevant Manager, Forward Purchaser or Forward Seller or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(d) hereof or Section 3(e) hereof, as the case may be.

(e)        In the case of any Issuance Shares purchased by a Manager pursuant to a Terms Agreement or Forward Hedge Shares borrowed by a Forward Purchaser or sold by a Forward Seller pursuant to a Forward Placement Notice, the obligations of such Manager, Forward Purchaser or Forward Seller pursuant to such Terms Agreement or Forward Placement Notice shall be subject to termination, in the absolute discretion of such Manager, Forward Purchaser or Forward Seller, by notice given to the Company prior to the Time of Delivery or Settlement Date relating to such Shares, if at any time prior to such delivery and payment (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by NYSE, or trading in securities generally on either the NASDAQ or NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Manager, Forward Purchaser or Forward Seller is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of such Manager, Forward Purchaser or Forward Seller there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

9.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the officers of the Company and of each Manager, Forward Purchaser or Forward Seller set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by a Manager, Forward Purchaser or Forward Seller or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

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10.          Notices. All communications hereunder will be in writing and effective only on receipt, and:

Notices to the Managers and/or the Forward Sellers

If sent to Goldman Sachs & Co. LLC, will be mailed, delivered or telefaxed to:

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Facsimile: [***]
Attention: [***]

If sent to Morgan Stanley & Co. LLC, will be mailed, delivered or telefaxed to:

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Attention: [***] (fax: [***])

If sent to Barclays Capital Inc., will be mailed, delivered or telefaxed to:

Barclays Capital Inc.
745 Seventh Avenue,
New York, New York 10019
Attention: [***] (fax: [***])

If sent to Citigroup Global Markets Inc., will be mailed, delivered or telefaxed to:

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013
Attn: [***]; [***]; [***]
Telephone: [***]; [***]; [***]
Email: [***]; [***]; [***]

with a copy to:

[***]; [***];
[***]

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If sent to Deutsche Bank Securities Inc., will be mailed, delivered or telefaxed to:

Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
Attention: [***]

with a copy to:

General Counsel, ([***])

If sent to BofA Securities, Inc., will be mailed, delivered or telefaxed to:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Email:  [***]
Attention:  [***]

with a copy to:

Email:  [***]
Attention:  [***]

If sent to Cantor Fitzgerald & Co., will be mailed, delivered or telefaxed to:

Cantor Fitzgerald & Co.
110 East 59th Street,
New York, New York 10022,
Attention: [***] (email: [***])
Attention: [***] (email: [***])

If sent to Citizens JMP Securities, LLC, will be mailed, delivered or telefaxed to:

Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco CA 94111

If sent to Craig-Hallum Capital Group LLC, will be mailed, delivered or telefaxed to:

Craig-Hallum Capital Group LLC
323 N. Washington Ave., Suite 300
Minneapolis, Minnesota 55401

For trading notice:
[***]
Attn: [***]

For documentation notice:
[***]
Attn: [***]

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If sent to Needham & Company, LLC, will be mailed, delivered or telefaxed to:

Needham & Company, LLC
250 Park Avenue, 10th Floor
New York, NY 10177
[***] – [***]
[***] – [***]
[***] – [***]

If sent to Northland Securities, Inc., will be mailed, delivered or telefaxed to:

Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, Minnesota 55402
Attention: [***]
Email: [***]

If sent to Wedbush Securities Inc., will be mailed, delivered or telefaxed to:

Wedbush Securities Inc.
225 S. Lake Ave., Penthouse
Pasadena, CA 91101
Fax no. [***]
Attention: [***]

If sent to Clear Street LLC, will be mailed, delivered or telefaxed to:

Clear Street LLC
4 World Trade Center
New York, New York 10006
[***]
[***]

If sent to JonesTrading Institutional Services, LLC, will be mailed, delivered or telefaxed to:

JonesTrading Institutional Services, LLC
880 Island Park Drive, 3rd Floor,
Charleston, South Carolina 29492
Attention: [***]
Email: [***]

Notices to the Forward Purchasers

If sent to Goldman Sachs Bank USA, will be mailed, delivered or telefaxed to:

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Facsimile: [***]
Attention: [***]

42

If sent to Citibank, N.A., will be mailed, delivered or telefaxed to:

Citibank, N.A.
390 Greenwich Street
New York, New York 10013
Attn: [***]; [***]; [***]
Telephone: [***]; [***]; [***]
Email: [***]; [***]; [***]

with a copy to:

[***]
[***]

Notices to the Company

If sent to the Company, will be mailed, delivered or telefaxed to:

Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107
Attention: [***]
Email: [***]

with a copy to:

[***]
Email: [***]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

43

12.       No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to the Transaction Documents is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager, Forward Purchaser or Forward Seller and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Issuance Shares, (c) each Forward Seller is acting only as forward seller and agent for its affiliated Forward Purchaser in connection with the offer and sale of any Forward Hedge Shares, (d) each Forward Purchaser is acting solely as counterparty under the relevant Forward Contract and (e) the Company’s engagement of each Manager, Forward Purchaser and Forward Seller in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether a Manager, Forward Purchaser or Forward Seller has advised or is currently advising it on related or other matters). The Company agrees that it will not claim that a Manager, Forward Purchaser or Forward Seller has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13.       Integration. The Transaction Documents supersede all prior agreements and understandings (whether written or oral) between the Company and the Managers, Forward Purchasers and Forward Sellers with respect to the subject matter hereof.

14.         Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.        Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and any Terms Agreement or the transactions contemplated thereby.

16.         Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.        Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction thereof.

18.         Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Manager, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

44

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.        Definitions. The terms that follow, when used in this Agreement and any Terms Agreement or Forward Placement Notice, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement or Forward Placement Notice.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

45

“Designated Manager” shall mean, as of any given time, a Manager that the Company has designated as sales agent to sell Issuance Shares pursuant to the terms of this Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Issuance Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Forward” means the range forward transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice and entry into the related Forward Contract, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the relevant Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in such Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(b).

“Forward Hedge Selling Commission” means, for any Forward, the sum, for all components thereof, of the product of (x) the Forward Hedge Selling Commission Rate for such Forward, (y) the “Hedge Reference Price” (as defined in the relevant Master Forward Confirmation) for such component and (z) the “Component Number of Shares” (as defined in the relevant Master Forward Confirmation) for such component.

“Forward Hedge Selling Commission Rate” means, for any Forward, a rate mutually agreed between the Company and a Forward Seller, up to 2.0%.

“Forward Hedge Selling Period” means, for any Forward, the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(b) and ending on, and including, the “Hedge Period Completion Date” (as defined in the relevant Master Forward Confirmation) for such Forward.

46

“Forward Hedge Settlement Date” means the first Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Maximum Hedge Amount” means the aggregate maximum Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller, as applicable, delivered in accordance with this Agreement in the form attached as Exhibit B specifying that it relates to a “Forward”.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(r) of this Agreement.

“Issuance Shares” means all shares of Common Stock issued and sold through a Manager or to a Manager as principal in accordance with the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Master Forward Confirmation” means any Master Confirmation, dated on or following the date hereof, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit C.

“Maximum Number of Shares” shall mean the aggregate maximum number of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement and the related Forward Contract.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

47

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or a Manager, as applicable, on NYSE, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Share Settlement Date.

“Trading Day” means any day which is a trading day on NYSE, other than a day on which NYSE is scheduled to close prior to its regular weekday closing time.

[Signature Page Follows]

48

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Managers, Forward Purchasers and Forward Sellers.

Very truly yours,

PLANET LABS PBC

By:	/s/ Ashley Johnson
Name: Ashley Johnson
Title: President and Chief Financial Officer

Signature Page to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first written above:

Goldman Sachs & Co. LLC

As Manager and Forward Seller

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: Managing Director

Goldman Sachs Bank USA

As Forward Purchaser

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: Managing Director

Signature Page to Equity Distribution Agreement

Morgan Stanley & Co. LLC

As Manager

By:	/s/ Usman Khan
Name: Usman Khan
Title: Managing Director

Signature Page to Equity Distribution Agreement

Barclays Capital Inc.

As Manager

By:	/s/ Jamie Turturici
Name: Jamie Turturici
Title: Head of Technology and
Communications (TMT) Equity Capital Markets

Signature Page to Equity Distribution Agreement

Citigroup Global Markets Inc.

As Manager and Forward Seller

By:	/s/ Sameer Garg
Name: Sameer Garg
Title: Managing Director

Citibank, N.A.

As Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

Signature Page to Equity Distribution Agreement

Deutsche Bank Securities Inc.

As Manager

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

Deutsche Bank Securities Inc.

As Manager

By:	/s/ Natasha Hossain
Name: Natasha Hossain
Title: Director

Signature Page to Equity Distribution Agreement

BofA Securities, Inc.

As Manager

By:	/s/ Andrew Chassin
Name: Andrew Chassin
Title: Managing Director

Signature Page to Equity Distribution Agreement

Cantor Fitzgerald & Co.

As Manager

By:	/s/ Sameer Vasudev
Name: Sameer Vasudev
Title: Managing Director

Signature Page to Equity Distribution Agreement

Citizens JMP Securities, LLC

As Manager

By:	/s/ Kevin McClelland
Name: Kevin McClelland
Title: Head of Technology Investment Banking

Signature Page to Equity Distribution Agreement

Craig-Hallum Capital Group LLC

As Manager

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Head of Investment Banking

Signature Page to Equity Distribution Agreement

Needham & Company, LLC

As Manager

By:	/s/ Matthew Castrovince
Name: Matthew Castrovince
Title: Managing Director

Signature Page to Equity Distribution Agreement

Northland Securities, Inc.

As Manager

By:	/s/ Jeff Peterson
Name: Jeff Peterson
Title: Managing Director

Signature Page to Equity Distribution Agreement

Wedbush Securities Inc.

As Manager

By:	/s/ Burke Dempsey
Name: Burke Dempsey
Title: EVP, Head of Investment
Banking & Capital Markets

Signature Page to Equity Distribution Agreement

Clear Street LLC

As Manager

By:	/s/ Ryan Gerety
Name: Ryan Gerety
Title: Managing Director

Signature Page to Equity Distribution Agreement

JonesTrading Institutional Services, LLC

As Manager

By:	/s/ Burke Cook
Name: Burke Cook
Title: General Counsel

Signature Page to Equity Distribution Agreement

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

Schedule I

Form of Terms Agreement	ANNEX I

PLANET LABS PBC
Common Stock ($0.0001 par value)

TERMS AGREEMENT

____________, 20___

[name/address of designated manager]

Dear Sirs:

Planet Labs PBC, a Delaware public benefit corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated June [5], 2026  (the “Equity Distribution Agreement”), among the Company, Goldman Sachs & Co. LLC, and [other dealer names], to issue and sell to [●], the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [name of designated manager] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]

[The Designated Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Designated Manager to the Company for the Purchased Shares. This option may be exercised by the Designated Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

Annex I-1

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers and the Company.

PLANET LABS PBC

By:	[●]

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Designated Manager]

By:
Name:
Title:

Annex I-2

Form of Terms Agreement	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [Goldman Sachs & Co. LLC] [●] [●]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)          The opinion referred to in Section 4(l).

(2)          The opinion referred to in Section 4(m).

(3)          The accountants’ letter referred to in Section 4(n).

(4)          The officers’ certificate referred to in Section 4(k).

(5)          The officer’s certificate referred to in Section 4(o).

(6)          Such other documents as the Manager shall reasonably request.

Annex I-3

EXHIBIT A

LIST OF SIGNIFICANT SUBSIDIARIES

Planet Labs Federal, Inc.

Planet Labs Germany GmbH

Exhibit A-1

EXHIBIT B

FORM OF FORWARD PLACEMENT NOTICE

[Date]

[Forward Purchaser]
[Address]
Attention: [●]

[Forward Seller]
[Address]
Attention: [●]

Reference is made to the Equity Distribution Agreement, dated as of [●], 2026 (the “Equity Distribution Agreement”), among Planet Labs PBC (the “Company”) and Goldman Sachs & Co. LLC (“Goldman”) and [●] as Managers, [●] and Citibank, N.A. as Forward Purchasers, and Goldman and Citigroup Global Markets Inc. as Forward Sellers. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Equity Distribution Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

Number of Scheduled Trading Days in Forward Hedge Selling Period: [__]

First Date of Forward Hedge Selling Period: [___]

Last Date of Forward Hedge Selling Period: [___]

Maximum Number of Shares: [___]

Forward Maximum Hedge Amount: $[__]

Forward Hedge Selling Commission Rate: [__]%1

Reduction Dates/Ex-Dividend Dates	Reduction Amounts/Expected Dividend Amounts

[___]	$[__]

1 Up to 2.0%.

Exhibit B-1

Initial Stock Loan Rate: [__] basis points

Maximum Stock Loan Rate: [__] basis points

Specified Borrow Rate: [__] basis points

Minimum Price: $[__] per share

Exhibit B-2

Very truly yours,

PLANET LABS PBC

By:
Name:
Title:

Exhibit B-3

EXHIBIT C

FORM OF MASTER FORWARD CONFIRMATION

[GOLDMAN SACHS BANK USA | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL:  [***]]

[Citibank, N.A.
Strategic Equity Solutions
390 Greenwich Street, 4th Floor
New York, NY 10013]

Form of Range Forward Master Confirmation

To:	Planet Labs PBC 645 Harrison Street, Floor 4 San Francisco, California 94107

From:	[Goldman Sachs Bank USA][Citibank, N.A.]

Re:	Range Share Forward Transactions

Date:	[_____]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions for one or more range share forward transactions that Planet Labs PBC (“Counterparty”) will enter into with [Goldman Sachs Bank USA][Citibank, N.A.] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Dealer and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and Dealer mutually agree. This Master Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Master Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). This Master Confirmation, each Supplemental Confirmation and the related pricing supplement setting forth certain additional terms of each Transaction determined in accordance with the terms of this Master Confirmation in substantially the form of Annex B hereto (as delivered by Dealer, the “Pricing Supplement”) shall constitute a separate “Confirmation” as referred to in the ISDA Master Agreement specified below. In the event of any inconsistency between the Equity Definitions, this Master Confirmation, the Supplemental Confirmation for a Transaction, the related Pricing Supplement or the Agreement, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) the Supplemental Confirmation; (iii) this Master Confirmation (including, for the avoidance of doubt, the Credit Support Annex (as defined below) in respect of such Transaction); (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.

1.           This Master Confirmation, each Supplemental Confirmation and each related Pricing Supplement, shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” for Counterparty equal to USD 25,000,000 and a “Threshold Amount” for Dealer equal to 3% of shareholders’ equity of [The Goldman Sachs Group, Inc.][Citigroup Inc.] as of the date hereof; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In addition, on the Trade Date of each Transaction under this Master Confirmation, Dealer and Counterparty shall be deemed to have entered into a credit support annex in the form of the 1994 ISDA Credit Support Annex (Bilateral Form⸺New York Law) (with a Paragraph 13 in the form set forth in the Appendix hereto) (each, a “Credit Support Annex”). The Credit Support Annex deemed to be entered into with respect to a Transaction shall constitute a “Confirmation” that supplements, forms part of, and is subject to, the Agreement with effect from the Trade Date of such Transaction and the credit support arrangements set out in each such Credit Support Annex shall constitute a “Transaction” that is subject to the Agreement. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, the Credit Support Annex in respect of a Transaction, the Supplemental Confirmation in respect of such Transaction and the related Pricing Supplement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of such Transaction and replace any previous agreement between the parties with respect to the subject matter hereof.

If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, no Transaction shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, no Transaction shall be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

2.           The terms of the particular Transaction to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Effective Date:
For each Transaction, the Trade Date for such Transaction; provided that if the conditions set forth in Section 7(a) of the Master Confirmation are not satisfied in respect of such Transaction as of the Trade Date for such Transaction, the parties shall have no further obligations under the Agreement in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Buyer:	Dealer
Seller:	Counterparty
Shares:	The Class A common stock of Counterparty, with a par value of USD 0.0001 per share (Ticker Symbol: “PL”)
Exchange:	The New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Hedge Period:
For each Transaction, the period commencing on, and including, the Hedge Period Commencement Date for such Transaction and ending on, and including, the Hedge Period Completion Date for such Transaction, during which [Goldman Sachs & Co. LLC][Citigroup Global Markets Inc.], acting as “Forward Seller” (as defined in the Equity Distribution Agreement (as defined below)) for Dealer (the “Forward Seller”) establishes Dealer’s initial Hedge Positions for such Transaction; provided that Dealer shall cause the Forward Seller to use its good faith and commercially reasonable efforts consistent with its normal trading and sales practices to establish Dealer’s initial Hedge Positions for such Transaction in accordance with the terms set forth in the “Forward Placement Notice” (as defined in the Equity Distribution Agreement) delivered by Counterparty to Dealer and the Forward Seller in respect of such Transaction pursuant to the Equity Distribution Agreement and the “Trading Parameters” in any “Parameters Request” (as such terms are defined in the Supplemental Confirmation for such Transaction) (provided that such good faith and commercially reasonable efforts shall be subject in all respects to compliance with Dealer’s and its affiliates’ internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or such affiliates and which policies or procedures are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions) and shall be required only to the extent fulfilling any applicable Parameters Request would not have a material adverse impact on any other hedging activities undertaken by Dealer or its affiliates in connection with such Transaction or any other Transaction under this Master Confirmation (including taking into account the relevant liquidity, market and trading conditions)); and provided further that the parties acknowledge and agree that the Forward Seller will be establishing Dealer’s initial Hedge Positions pursuant to the Equity Distribution Agreement and subject to terms and conditions thereunder. Counterparty acknowledges and agrees that Dealer may cause the Forward Seller to suspend establishing Dealer’s initial Hedge Positions in respect of any Transaction during the Hedge Period for such Transaction (a) in order to comply with the Trading Parameters for such Transaction, (b) while a Regulatory Disruption has occurred and is continuing and (c) pursuant to any other applicable conditions set forth herein and/or the Equity Distribution Agreement.  Dealer shall promptly notify Counterparty in writing upon the occurrence of a suspension described in the previous sentence and inform Counterparty of the basis for such suspension (provided that Dealer shall not be obligated to disclose any proprietary or confidential information or any information subject to contractual, legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate to not disclose such information) and, if Dealer determines that the Forward Seller may resume such market activity, Dealer shall promptly notify Counterparty in writing upon such resumption.  Dealer shall promptly notify Counterparty of the occurrence of the Hedge Period Completion Date for any Transaction and promptly (and in no event later than 7:00 p.m., New York City time) on such Hedge Period Completion Date, Dealer shall deliver the Pricing Supplement for such Transaction to Counterparty.

Notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, for any Transaction, if (x) the prospectus contemplated in the Equity Distribution Agreement ceases to satisfy the requirements of the Equity Distribution Agreement (it being understood that availability of such prospectus as contemplated by the Equity Distribution Agreement has been assumed by Dealer for purposes of establishing its commercially reasonable initial Hedge Positions for such Transaction), (y) sales of Shares under the Equity Distribution Agreement are suspended or terminated pursuant to Section 3(b)(vi) or 3(k) of the Equity Distribution Agreement or (z) the Hedge Period Completion Date for such Transaction occurs, in each case, prior to completion by the Forward Seller of the establishment of Dealer’s commercially reasonable initial Hedge Positions with respect to the “Maximum Number of Shares” (as defined in the Equity Distribution Agreement) for such Transaction, then the Number of Transaction Shares for such Transaction shall be limited to the number of Shares sold by the Forward Seller during the Hedge Period for such Transaction in connection with establishing Dealer’s initial Hedge Positions in respect of such Transaction, and in such event, the Calculation Agent may make any other commercially reasonable adjustments to the terms of such Transaction as necessary to preserve the fair value of such Transaction. If the offering of the Shares relating to a Transaction is suspended prior to the completion by the Forward Seller of the establishment of Dealer’s initial Hedge Positions with respect to the “Maximum Number of Shares” (as defined in the Equity Distribution Agreement) for such Transaction, and the Calculation Agent determines that Dealer’s theoretical “delta” for such Transaction as of such day (assuming a commercially reasonable Hedge Position) exceeds the number of Shares sold by Dealer or its affiliates in connection with such Transaction prior to such day, the Calculation Agent may make commercially reasonable adjustments to the terms of such Transaction as necessary to neutralize the impact of such an event, based solely on the volume, historical trading patterns and price of the Shares and changes in volatility, stock loan rate, value of any commercially reasonable Hedge Positions in connection with such Transaction and liquidity relevant to the Shares or to such Transaction. In making any such adjustment, the Calculation Agent agrees to use its reasonable efforts to consult in good faith with Counterparty regarding such adjustment, it being understood that the Calculation Agent will not be required to take any action that it reasonably determines in good faith would violate or conflict with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

Hedge Period Commencement Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedge Period Completion Date:
For each Transaction, as set forth in the related Pricing Supplement, to be the earliest of (i) the Hedge Period Outside Date for such Transaction, (ii) the date as of which Dealer has determined in a commercially reasonable manner that Hedge Positions in respect of such Transaction can no longer be established by the Forward Seller due to termination of the Equity Distribution Agreement, and (iii) the Scheduled Trading Day on which the Forward Seller completes the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Equity Distribution Agreement.

Hedge Period Outside Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedge Reference Price:
For each Component of each Transaction, as set forth in the related Pricing Supplement, to be equal to the volume weighted average price per Share at which the Forward Seller executes or causes to be executed sales of Shares during the Relevant Hedging Day for such Component in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component pursuant to, and in accordance with, the Equity Distribution Agreement and this Master Confirmation.

Number of Transaction Shares:	For each Transaction, the aggregate Component Number of Shares for all Components of such Transaction, as set forth in the related Pricing Supplement.
Component Number of Shares:
For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the number of Shares that the Forward Seller will have introduced into the public market on the Relevant Hedging Day for such Component in connection with establishing Dealer’s initial Hedge Positions in respect of such Component.

Components:
Each Transaction will consist of a number of Components equal to the number of Exchange Business Days during the Hedge Period for such Transaction, each of which such Components will correspond to a single Exchange Business Day during such Hedge Period (the “Relevant Hedging Day” for such Component), each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and the related Pricing Supplement. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component of such Transaction as if each such Component were a separate Transaction under the Agreement, except as provided herein.

Prepayment:	Applicable.
Counterparty’s Option to Receive Component Prepayment Amounts:

With respect to any Unfunded Component of a Transaction, Counterparty may, upon no less than thirty-five (35) days’ and no more than forty-five (45) days’ prior written notice to Dealer by delivery of a request in the form of Annex C hereto (a “Prepayment Request”), designate such Unfunded Component and a Currency Business Day (each, a “Component Prepayment Date”) during the Funding Period for such Transaction to receive from Dealer an amount equal to the Component Prepayment Amount for such Unfunded Component on such Component Prepayment Date. For the avoidance of doubt, (i) Component Prepayment Amounts may only be requested, and paid, in whole and not in part with respect to any Unfunded Component, (ii) any Prepayment Request may identify more than one Unfunded Component with respect to which a Component Prepayment Date is being designated, and may specify different Component Prepayment Date(s) for any such Unfunded Components (it being understood that each such Component Prepayment Date shall be no less than thirty-five (35) days, and no more than forty-five (45) days, following the date the relevant Prepayment Request is delivered), and (iii) Counterparty may not repay any Component Prepayment Amount. Dealer shall pay Counterparty the Component Prepayment Amount with respect to any Unfunded Component on the related Component Prepayment Date. For the avoidance of doubt, if Counterparty fails to deliver a number of Shares equal to the Component Number of Shares in accordance with Paragraph 13(m)(iii) of the Credit Support Annex in respect of such Unfunded Component on the relevant Component Prepayment Date, Dealer shall not make any such payment.

Funding Period:	For each Transaction, the period from and including the Initial Prepayment Date with respect to such Transaction to but excluding the Final Prepayment Date with respect to such Transaction.
Initial Prepayment Date:	For each Transaction, the date that is thirty-five (35) days after the Hedge Period Completion Date for such Transaction.
Final Prepayment Date:	For each Transaction, the tenth (10th) Scheduled Trading Day immediately prior to the Settlement Method Election Date for such Transaction.
Funded Component:	For any Transaction, and at any time, each Component of such Transaction for which a Component Prepayment Amount has been paid to Counterparty by Dealer at or prior to such time.

Unfunded Component:	For any Transaction, and at any time, each Component of such Transaction that is not a Funded Component at such time.
Component Prepayment Amount:
For any Component Prepayment Date of any Component of a Transaction, an amount of cash equal to (A) the Funded Value as of such Component Prepayment Date of the product of (a) the Forward Floor Price for such Component and (b) the Component Number of Shares for such Component less (B) the product of (x) the Forward Hedge Selling Commission Rate for such Transaction, (y) the Hedge Reference Price for such Component and (z) the Component Number of Shares for such Component.

Funded Value:
The Funded Value of any amount as of any Component Prepayment Date for a Component shall be the present value as of such Component Prepayment Date of a payment of such amount on the date that is one Settlement Cycle following the Scheduled Valuation Date for such Component using a discount rate determined by the Calculation Agent acting in good faith and in a commercially reasonable manner based on then-current market inputs (which determination, for the avoidance of doubt, shall be subject to the second sentence of Paragraph 3 below); provided that such discount rate shall not exceed the Discount Rate Cap.

Discount Rate Cap:	For each Transaction, as set forth in the related Supplemental Confirmation.
Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Variable Obligation:	Not Applicable, subject to “Settlement Method Election” below.
Forward Floor Price:
For each Component of each Transaction, as set forth in the related Pricing Supplement, to be the product of (x) the Forward Floor Percentage for such Transaction and (y) the Hedge Reference Price for such Component. The Forward Floor Prices for each Component of each Transaction shall be decreased by the Reduction Amounts for such Transaction set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Floor Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.
Forward Cap Price:
For each Component of each Transaction, as set forth in the related Pricing Supplement, to be the product of (x) the Forward Cap Percentage for such Transaction and (y) the Hedge Reference Price for such Component. The Forward Cap Prices for each Component of each Transaction shall be decreased by the Reduction Amounts for such Transaction set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Cap Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.
Valuation:

In respect of each Component:

Valuation Date:	For each Component of a Transaction, the Scheduled Valuation Date for such Component, subject to “Valuation Disruption” below.
Scheduled Valuation Date:
For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the consecutive Scheduled Trading Days (as of the date of such Pricing Supplement) for each such consecutive Component beginning from, and including, the First Scheduled Valuation Date for the first Component of such Transaction (or, if any such date as provided in such Pricing Supplement is not a Scheduled Trading Day, the next following Scheduled Trading Day, in which case the Scheduled Valuation Date(s) for the subsequent Component(s) shall each be postponed to the respective succeeding Scheduled Trading Day).

First Scheduled Valuation Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Disruption:
Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs on any Scheduled Valuation Date for any Component, the Valuation Date for such Component shall be postponed to the first succeeding Scheduled Trading Day that is not a Disrupted Day and the Scheduled Valuation Dates for the then-remaining Components of the relevant Transaction for which a Valuation Date has not occurred shall each be postponed to the consecutive succeeding Scheduled Trading Days thereafter; provided that in no event will a Valuation Date occur on a date that is later than the Final Termination Date for the relevant Transaction and, notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, the VWAP Price or the 10b-18 VWAP Price, as applicable, for any Valuation Date occurring on such Final Termination Date shall be the prevailing market value per Share determined in good faith and in a commercially reasonable manner by the Calculation Agent. Notwithstanding the foregoing, if any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether:
(a) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall not be included for purposes of determining the Settlement Price for such Component, or
(b) such Disrupted Day is a Disrupted Day only in part, in which case (i) the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall be determined by the Calculation Agent based on transactions (or Rule 10b-18 Eligible Transactions in the case of the 10b-18 VWAP Price) in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and (ii) such Component shall be divided into two Components by the Calculation Agent, one of which has a Valuation Date occurring on such partially Disrupted Day, and one of which has a Scheduled Valuation Date that is postponed pursuant to the immediately preceding sentence, it being understood that the sum of the Component Number of Shares for such two Components shall be equal to the Component Number of Shares of the divided Component and all other terms of such two Components shall be otherwise identical to such divided Component, and such division shall be made by the Calculation Agent in good faith and in a commercially reasonable manner based on, among other factors, the nature and duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.
Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.
The Calculation Agent shall provide notice to Counterparty of any Valuation Disruption on the Exchange Business Day promptly following such Valuation Disruption.
If a Disrupted Day occurs on a Scheduled Valuation Date and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be  an Additional Termination Event, with Counterparty as the sole Affected Party and the relevant Transaction as the sole Affected Transaction.
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words (A) “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be”, (B) inserting the words “at any time on any Scheduled Trading Day” after the word “material,” in the third line thereof and (C) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”.
Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Final Termination Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
VWAP Price:
For any Exchange Business Day, the per Share volume-weighted average price for the regular trading session (without regard to pre-open or after hours trading outside of such regular trading session) of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PL <Equity> AQR” (or any successor thereto) at 4:15 P.M. New York City time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day or, if such volume-weighted average price is unavailable for any reason or is manifestly erroneous, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using, if practicable, a volume-weighted average method.

10b-18 VWAP Price:
For any Exchange Business Day, the per Share volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3) under the Exchange Act (all such trades other than any trades described in clauses (i) to (iv) above, “Rule 10b-18 Eligible Transactions”), as published by Bloomberg at 4:15 p.m. New York City time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “PL <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is manifestly erroneous, such 10b-18 VWAP Price shall be as determined in good faith and in a commercially reasonable manner based on Rule 10b-18 Eligible Transactions by the Calculation Agent using, if practicable, a volume-weighted average methodology.

Regulatory Disruption:
A “Regulatory Disruption” shall occur with respect to a Transaction if Dealer determines that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer and which polices or procedures are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions) to refrain from or decrease all or any part of the market activity in which it would otherwise engage in connection with such Transaction.  Dealer shall promptly notify Counterparty in writing upon the occurrence of a Regulatory Disruption and inform Counterparty of the basis for Dealer’s determination that a Regulatory Disruption has occurred (provided that Dealer shall not be obligated to disclose any proprietary or confidential information or any information subject to contractual, legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate to not disclose such information) and, if Dealer determines that such Regulatory Disruption is no longer continuing and such market activity may resume, Dealer shall promptly notify Counterparty in writing upon such resumption.

Settlement:

In respect of each Component:

Settlement Currency:	USD (as defined in the Swap Definitions).
Settlement Date:
For each Component, the date that is one Settlement Cycle immediately following the Valuation Date for such Component. For the avoidance of doubt, any delivery of Shares to Dealer shall be subject to Section 7(u) hereof.

Settlement Price:
For each Component to which Physical Settlement is applicable, the VWAP Price on the Valuation Date for such Component, subject to “Valuation Disruption” above; and for each Component to which Modified Physical Settlement is applicable, the 10b-18 VWAP Price on the Valuation Date for such Component, subject to “Valuation Disruption” above.

Forward Price:
For each Component to which Physical Settlement is applicable, the Forward Price for such Component is equal to:
(a) if the Settlement Price for such Component is less than the Forward Floor Price for such Component, such Forward Floor Price;
(b) if the Settlement Price for such Component is equal to or greater than the Forward Floor Price for such Component and is less than the Forward Cap Price for such Component, such Settlement Price; or
(c) if the Settlement Price for such Component is equal to or greater than the Forward Cap Price for such Component, such Forward Cap Price.
For the avoidance of doubt, Forward Price is not applicable for any Component to which Modified Physical Settlement is applicable.

Settlement Method Election:
Applicable, meaning that Counterparty may elect Modified Physical Settlement to apply to all Components of any Transaction by notifying Dealer in writing of such election no later than the Settlement Method Election Date for such Transaction; provided that such election shall only be valid if such notice contains the Settlement Method Election Representations. For the avoidance of doubt, Counterparty may not elect Cash Settlement and the same Settlement Method Election shall apply to all Components of such Transaction.

Settlement Method Election Date:	For each Transaction, the date that is ten (10) Scheduled Trading Days immediately prior to the Scheduled Valuation Date for the first Component of such Transaction.
Default Settlement Method:	Physical Settlement.
Number of Shares to be Delivered:
For each Component to which Physical Settlement is applicable, the Component Number of Shares for such Component; and for each Component to which Modified Physical Settlement is applicable, the Number of Shares to be Delivered determined pursuant to Section 9.5(c) of the Equity Definitions as if “Variable Obligation” is applicable to such Component and “Number of Shares” refers to the Component Number of Shares for such Component, in each case rounded down to the nearest integral multiple of one Share.

Physical Settlement:
For each Component to which Physical Settlement is applicable, notwithstanding anything to the contrary in Section 9.2 of the Equity Definitions, on the Settlement Date for such Component:
(a) if such Component is an Unfunded Component, then Dealer will pay Counterparty an amount equal to (i) the product of (A) the Forward Price for such Component and (B) the Number of Shares to be Delivered for such Component minus (ii) the product of (x) the Forward Hedge Selling Commission Rate for the relevant Transaction, (y) the Hedge Reference Price for such Component and (z) the Component Number of Shares for such Component, and Counterparty will deliver to Dealer the Number of Shares to be Delivered for such Component and will pay to Dealer the Fractional Share Amount, if any, for such Component; or
(b) if such Component is a Funded Component, then Dealer will pay Counterparty an amount equal to the product of (i) the excess, if any, of the Forward Price for such Component over the Forward Floor Price for such Component and (ii) the Number of Shares to be Delivered for such Component, and Counterparty will deliver to Dealer the Number of Shares to be Delivered for such Component and will pay to Dealer the Fractional Share Amount, if any, for such Component.

Modified Physical Settlement:
For each Component to which Modified Physical Settlement is applicable, notwithstanding anything to the contrary in Section 9.2 of the Equity Definitions, on the Settlement Date for such Component:
(a) if such Component is an Unfunded Component, then Dealer will pay Counterparty an amount equal to (i) the product of (A) the Forward Floor Price for such Component and (B) the Component Number of Shares for such Component minus (ii) the product of (x) the Forward Hedge Selling Commission Rate for the relevant Transaction, (y) the Hedge Reference Price for such Component and (z) the Component Number of Shares for such Component, and Counterparty will deliver to Dealer the Number of Shares to be Delivered for such Component and will pay to Dealer the Fractional Share Amount, if any, for such Component; or
(b) if such Component is a Funded Component, then Counterparty will deliver to Dealer the Number of Shares to be Delivered for such Component and will pay to Dealer the Fractional Share Amount, if any, for such Component.

Settlement Method Election Representations:
(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), do not contain a misstatement of material fact or any omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is electing Modified Physical Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (D) Counterparty is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (F) Counterparty will be able to purchase the number of Shares equal to the sum of the difference between the Component Number of Shares and Number of Shares to be Delivered for all Components of such Transaction (assuming for such purpose that the Settlement Price is equal to the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

Fractional Share Amount:
For each Component, an amount in the Settlement Currency representing the fractional Share resulting from the calculation of the Number of Shares to be Delivered as determined by the Calculation Agent multiplied by the Settlement Price attributable to the relevant Share on the Valuation Date for such Component.

Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder (including with respect to any prepayment), the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to each Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment.  Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof.  For the avoidance of doubt, a Different Dividend (as defined below) shall be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to any Transaction.  Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, the parties agree that, for any Transaction, (A) Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including, without limitation, any discount to average VWAP prices) that are entered into at prevailing market prices (subject to the immediately preceding parenthetical) and in accordance with customary market terms for Share repurchase transactions of such type (“Private Repurchases”) shall not be considered Potential Adjustment Events so long as, after giving effect to such transactions, the aggregate number of Shares repurchased during the term of such Transaction pursuant to all such transactions would not exceed 20% of the number of Shares outstanding as of the Trade Date for such Transaction, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares and (B) open market Share repurchases at prevailing market prices shall not be considered Potential Adjustment Events so long as, after giving effect to such transactions and any Private Repurchases, the aggregate number of Shares repurchased during the term of such Transaction pursuant to all such transactions would not exceed 30% of the number of Shares outstanding as of the Trade Date for such Transaction, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares.
Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:
(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;
(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;
(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans;
(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan); and
(v) Shares received or purchased by Counterparty in connection with any call option or capped call hedge purchased by Counterparty in connection with Counterparty’s issuance of convertible or exchangeable securities.
Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:
(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);
(ii) any issuance of Shares pursuant to the operation of Counterparty’s dividend reinvestment and direct stock purchase plans;
(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts or warrants sold in connection with any hedging transaction related to any issuance of any convertible or exchangeable securities of Counterparty, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;
(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and
(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Dividends:

Different Dividend:
If the Issuer declares or pays any dividend or distribution on the Shares, with an ex-dividend date after the Trade Date for any Transaction, that is (x) greater than, (y) later than or (z) in addition to the Expected Dividends for such Transaction, such payment or declaration shall constitute a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions and the Calculation Agent has the option to make adjustments to such Transaction pursuant to Consequences of Different Dividends.

Expected Dividends:	For any Transaction, as set forth in the related Supplemental Confirmation.
Consequences of Different Dividends:
For any Different Dividend, the Calculation Agent shall have the option to adjust either the Forward Floor Price and/or Forward Cap Price for the relevant Transaction as the Calculation Agent determines commercially reasonable and appropriate to account for the economic effect on such Transaction of such Different Dividend.

Extraordinary Events:

New Shares:
In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, (a) the text in subsection (i) shall be deleted in its entirety and replaced with: “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors)” and (b) the phrase “and (iii) issued by a corporation under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Consequences of Merger Events:
(a) Share-for-Share:	Modified Calculation Agent Adjustment
(b) Share-for-Other:	Cancellation and Payment
(c) Share-for-Combined:	Component Adjustment
Tender Offer:
Applicable; provided that (i) the definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions shall be amended by replacing the phrase “greater than 10% and less than 100% of the outstanding voting shares of the Issuer” in the third and fourth lines thereof with “greater than 20% and less than 100% of the outstanding Shares”, (ii) Section 12.1(e) of the Equity Definitions shall be amended by replacing “voting shares” in the first line thereof with “Shares”, and (iii) Section 12.1(l) of the Equity Definitions shall be amended by replacing “voting shares” in the fifth line thereof with “Shares”.

Consequences of Tender Offers:
(a) Share-for-Share:	Modified Calculation Agent Adjustment
(b) Share-for-Other:	Modified Calculation Agent Adjustment
(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Consequences of Announcement Events:
Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions, as amended hereby; provided that, in respect of an Announcement Event, (i) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (ii) the word “shall” in the second line shall be replaced with “shall, if the Calculation Agent determines that such Announcement Event has had a material economic effect on the Transaction”, the phrase “exercise, settlement, payment or any other terms of the Transaction (including, without limitation, the spread)” shall be replaced with the phrase “Forward Cap Price or Forward Floor Price of one or more Components (provided that in no event shall the Forward Cap Price of any Component be less than the Forward Floor Price of such Component)” and the words “whether within a commercially reasonable (as determined in good faith by the Calculation Agent) period of time prior to or after the Announcement Event” shall be inserted prior to the word “which” in the seventh line, and (iii) for the avoidance of doubt, the Calculation Agent shall determine whether the relevant Announcement Event has had a material economic effect on the Transaction and, if so, shall adjust the Forward Cap Price or Forward Floor Price of one or more Components (provided that in no event shall the Forward Cap Price of any Component be less than the Forward Floor Price of such Component) in a commercially reasonable manner to take into account the economic effect of the relevant Announcement Event on the Transaction, without duplication with respect to any other adjustment, to preserve the fair value of the Transaction to the parties on one or more occasions on or after the date of such Announcement Event up to, and including, the final Valuation Date, it being understood that (x) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (y) the Calculation Agent shall make an adjustment to the relevant Forward Cap Price(s) or Forward Floor Price(s) upon any subsequent announcement regarding the abandonment of the same event that previously gave rise to an Announcement Event adjustment to the extent necessary to reflect the economic effect of such subsequent announcement on the Transaction. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to and without duplication of the application of the provisions set forth in “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to the related Merger Event or Tender Offer.  Dealer acknowledges that an adjustment required to be made by the Calculation Agent in respect of an Announcement Event (including, for the avoidance of doubt, the abandonment of an event that previously gave rise to an Announcement Event adjustment) may result in an increase to the Forward Cap Price of one or more Components.

Announcement Event:
(i) The public announcement by Issuer, any of its affiliates or agents or a Valid Third Party Entity of any Merger Event or Tender Offer, the intention to enter into a Merger Event or Tender Offer, or any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (ii) the public announcement by Issuer, any of its affiliates or agents or a Valid Third Party Entity of (x) any potential acquisition by Issuer and/or any of its subsidiaries where the aggregate consideration exceeds 33% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (an “Acquisition Transaction”) or (y) any potential lease, exchange, transfer or disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests or other ownership interest in the Issuer’s subsidiaries) or other similar event by Issuer or any of its subsidiaries where the aggregate consideration exceeds 33% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (a “Disposal Transaction”), (iii) the public announcement by Issuer or any of its affiliates or agents of an intention by Issuer or any of its subsidiaries to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event, Tender Offer, Acquisition Transaction or Disposal Transaction, or (iv) any subsequent public announcement by Issuer, any of its affiliates or agents or a Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii) or (iii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent; provided that (x) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (y) in making any adjustment the Calculation Agent shall take into account volatility, liquidity or other factors before and after such Announcement Event. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” “Merger Event” shall have the meaning set forth in Section 12.1(b) of the Equity Definitions; provided that the portion of such definition following the definition of “Reverse Merger” shall be disregarded.

Valid Third Party Entity:
In respect of any transaction or event, any third party (or an affiliate thereof or agent authorized by such third party to make public statements on its behalf) that has a bona fide intent to enter into and consummate such transaction or event (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent shall take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Nationalization, Insolvency or Delisting:
Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if (i) the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors) (and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange) or (ii) the Issuer announces an intent to cause the Shares to cease to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer).

Additional Disruption Events:

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”, (iii) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Position relating to,” after the word “under” in clause (Y) thereof and (iv) adding the words “provided that, in the case of clause (Y) hereof and any law, regulation or interpretation, the consequence of such law, regulation or interpretation is applied consistently in good faith and in a commercially reasonable manner by such party to all of its similarly situated counterparties with similar transactions;” after the semi-colon in the last line thereof; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”. Notwithstanding anything to the contrary herein or in the Equity Definitions, upon the occurrence of the “Change in Law” as set forth in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions, the provisions applicable to an “Increased Cost of Hedging” as set forth in Section 12.9(b)(vi) of the Equity Definitions shall apply to such “Change in Law” (in lieu of the provisions set forth in Section 12.9(b)(i) of the Equity Definitions).

Failure to Deliver:	Not Applicable.
Hedging Disruption:
Applicable; provided that:
(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following at the end of such Section:
“provided that any such inability that is incurred solely due to the deterioration of the creditworthiness of the Hedging Party shall not be deemed a Hedging Disruption. “For the avoidance of doubt, (i) the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk, and (ii) the transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing and other terms.”; and
(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:
Applicable solely with respect to any “Change in Law” described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions as set forth in the last sentence of the text opposite the caption “Change in Law” above.

Increased Cost of Stock Borrow:	Applicable.
Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Loss of Stock Borrow:	Applicable.
Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Specified Borrow Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedging Party:
For all applicable Additional Disruption Events, Dealer.  Following any determination by the Hedging Party hereunder (not including, for the avoidance of doubt, any election by the Hedging Party that it is permitted to make), promptly following a written request of Counterparty therefor, the Hedging Party shall provide to Counterparty, by email to the email address provided by Counterparty, a written explanation and report (in a commonly used file format for the storage and manipulation of financial data) describing in reasonable detail any determination made by it (including, as applicable, any quotations, market data, information from internal sources used in making such determinations, descriptions of methodology and any assumptions and basis used in making such determination), it being understood that the Hedging Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information or other information that may be subject to contractual, legal or regulatory obligations to not disclose such information, in each case, used by it for such determination.  The Hedging Party shall use commercially reasonable efforts to provide such written explanation and report within five (5) Exchange Business Days from the receipt of such request.  All calculations, adjustments and determinations by Dealer acting in its capacity as the Hedging Party shall be made in a good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position.

Determining Party:
For all applicable Extraordinary Events, Dealer; all calculations, adjustments and determinations made by the Determining Party shall be made in good faith and in a commercially reasonable manner taking into account Dealer’s commercially reasonable hedge position; provided that, upon receipt of written request from Counterparty, the Determining Party shall promptly provide Counterparty with a written explanation describing in reasonable detail any calculation, adjustment or determination made by it (including any quotations, market data or information from internal or external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing Determining Party’s proprietary models or other information that may be proprietary or subject to contractual, legal or regulatory obligations to not disclose such information), and shall use commercially reasonable efforts to provide such written explanation within five (5) Exchange Business Days from the receipt of such request.

Acknowledgements:

Non-Reliance:	Applicable
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable
Additional Acknowledgements:	Applicable
Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and/or set over (whether by security or otherwise) any of its rights, title and interest or obligations in or under any Transaction (including the Credit Support Annex in respect of any such Transaction), in whole or in part, to an affiliate of Dealer (i) so long as  [(unless such assignment or transfer occurs within the twenty (20) Scheduled Trading Day period immediately preceding the first Valuation Date for such Transaction)][2] such affiliate is of equivalent or better credit quality (or its obligations are guaranteed by an entity of equivalent or better credit quality) and (ii) so long as, as of the date of the assignment or transfer (a) such affiliate transferee, assignee or guarantor has a credit rating equal to or better than A3 from Moody’s Ratings or its successor or A- from S&P Global Ratings, a division of S&P Global, Inc. or its successor; (b) such transferee or assignee provides to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto; (c) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (d) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) (taking into account any amount to be paid by the assignee or transferee under Section 2(d)(i)(4)) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (e) either Dealer and such transferee or assignee are both dealers in securities as defined in Section 475(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or such assignment or transfer will not otherwise be treated as a taxable exchange for U.S. federal income tax purposes; and (f) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

2 Insert for GS.

3.          Calculation Agent:          Dealer; provided that following the occurrence of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent.

All calculations, adjustments and determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner, and by reference to the effect on Dealer assuming Dealer maintains a commercially reasonable hedge position with respect to the relevant Transaction; provided that, upon receipt of written request from Counterparty, the Calculation Agent shall promptly provide Counterparty with a written explanation describing in reasonable detail any calculation, adjustment or determination made by it (including a description of such hedge position, if relevant, and any assumptions, quotations, market data or information from internal or external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing Dealer’s proprietary models or other information that may be proprietary or subject to contractual, legal or regulatory obligations to not disclose such information), and shall use commercially reasonable efforts to provide such written explanation within five (5) Exchange Business Days from the receipt of such request.

4.           Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished.
(b) Account for delivery of Shares to Counterparty:	To be furnished.
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

5.           Offices:

The Office of Counterparty for the Transactions is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transactions is: New York.

6.           Notices: For purposes of this Master Confirmation:

(a)	Address for notices or communications to Counterparty:

Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107
Attention: [***]
Telephone No.: [***]
Email: [***]

With a copy to:

Attention: [***]
Telephone No.: [***]
Email: [***]

(b)	Address for notices or communications to Dealer:

Goldman Sachs Bank USA
200 West Street
New York, NY 10282-2198

Attention: [***]
Telephone: [***]
Email: [***]

With a copy to:

Attention: [***]
Telephone: [***]
Email: [***]

and to:

Attention: [***]Telephone: [***]
Email: [***]
And mandatory email notification to the following address:
[***]]

Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Attention: [***]
Telephone No.: [***]
Email: [***]

With a copy to: [***]]

7.           Other Provisions:

(a)         Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(i)           [Reserved];

(ii)         The Equity Distribution Agreement dated as of June 5, 2026 between Counterparty, Dealer, [Goldman Sachs & Co. LLC][Citigroup Global Markets Inc.], as an agent and a forward seller party thereto, and those certain other parties from time to time party thereto (the “Equity Distribution Agreement”), shall be in full force and effect, and the representations and warranties of Counterparty contained in the Equity Distribution Agreement that are qualified by materiality shall be true and correct as of such Effective Date and those not so qualified shall be true and correct in all material respects as of such Effective Date (or, in each case, if made earlier than such date under the Equity Distribution Agreement, as of such earlier date);

(iii)       any certificate delivered pursuant to the Equity Distribution Agreement by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date (or, if made earlier than such date under the Equity Distribution Agreement, as of such earlier date);

(iv)        all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(v)       Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 7 hereof;

(vi)     Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date; and

(vii)     on or prior to such Effective Date, Counterparty shall deliver to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer with respect to matters set forth in Section 7(e)(vii) hereof and Section 3(a) of the Agreement and to the effect that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of each Transaction, will be validly issued, fully paid and nonassessable, and with respect to any other such matters as Dealer may reasonably request.

Notwithstanding anything herein to the contrary, in the event that, in respect of any Transaction, after using commercially reasonable efforts in good faith, either (i) Dealer is unable to borrow and deliver any Shares for sale by the Forward Seller under the Equity Distribution Agreement or (ii) Dealer would incur a stock loan cost that is equal to or greater than the Specified Borrow Rate, then the effectiveness of this Master Confirmation and the related Supplemental Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Specified Borrow Rate (which number of Shares, for the avoidance of doubt, may be zero).

(b)        Equity Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Equity Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Distribution Agreement as if such covenants were made in favor of Dealer.

(c)        Interpretive Letter. The parties intend for this Master Confirmation (including the Credit Support Annex in respect of any Transaction and any related Supplemental Confirmation and Pricing Supplement) to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)         Agreements and Acknowledgments Regarding Shares.

(i)        Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder (including the Credit Support Annex in respect of any Transaction), such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii)       Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (for any Transaction, up to the Number of Transaction Shares for such Transaction) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction (including the Credit Support Annex in respect of such Transaction) may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under such Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon any prepayment and/or settlement of each Transaction (including the Credit Support Annex in respect of such Transaction) will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)       Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the sum of (i) the aggregate Number of Transaction Shares for all outstanding Transactions minus (ii) the number of Shares that, as of such date, have previously been delivered to Dealer as required by Paragraph 13(m)(iii) of the Credit Support Annex in respect of any outstanding Transaction plus (iii) the total number of Shares issuable upon settlement of any other transaction or agreement to which it is a party, excluding any Shares already counted in clause (i) above.

(iv)       Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under the Transaction to which such Settlement Date relates unless such Shares are required to be returned to Counterparty under the Credit Support Annex in respect of such Transaction.

(v)        Dealer acknowledges that, subject to Paragraphs 7(e)(xxi) and 7(f), Counterparty may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Forward Contract(s)” (as defined in the Equity Distribution Agreement) with “Forward Purchaser(s)” (as defined in the Equity Distribution Agreement) other than Dealer (each, an “Other Forward”). Counterparty agrees that if Counterparty elects “Modified Physical Settlement” in respect of any Other Forward with respect to a “valuation date” thereunder that would coincide with a Valuation Date for which Modified Physical Settlement is applicable hereunder, Counterparty shall amend the terms of the Other Forward so that no such “valuation date” thereunder shall coincide with any Valuation Date hereunder.

(e)        Additional Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the Trade Date and the Effective Date for each Transaction (and, in the case of clauses (vii), (viii), (xii) and (xiii), on each date Counterparty delivers Shares to Dealer under the Credit Support Annex in respect of each Transaction), as follows:

(i)        (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) Counterparty is not entering into this Master Confirmation or any Supplemental Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (C) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with the relevant Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect Modified Physical Settlement with respect to any Transaction if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty. Furthermore, with respect to any Modified Physical Settlement election notice, Counterparty makes the Settlement Method Election Representations to Dealer on the date of such notice.

(ii)       It is the intent of Dealer and Counterparty that following any election of Modified Physical Settlement by Counterparty with respect to any Transaction, the purchase of Shares by Dealer on any Valuation Date with respect to such Transaction, if any, comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation, the Supplemental Confirmation for such Transaction and the related Pricing Supplement shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty has not entered into or altered, and will not enter into or alter, any corresponding or hedging transaction (within the meaning of Rule 10b5-1(c)(1)(i)(C)) relating to the Shares in respect of any Transaction and, except pursuant to “Trading Parameters” under the related Supplemental Confirmation and the Equity Distribution Agreement and without limiting Counterparty’s right to elect Modified Physical Settlement, shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including, without limitation, Dealer’s decision to enter into any hedging transactions, in respect of such Transaction. Counterparty acknowledges that (a) except pursuant to “Trading Parameters” under any Supplemental Confirmation and the Equity Distribution Agreement and without limiting Counterparty’s right to elect Modified Physical Settlement, during the term of any Transaction Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases or sales of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Master Confirmation and each Supplemental Confirmation and (b) Counterparty is entering into the Agreement, this Master Confirmation, each Supplemental Confirmation and each Pricing Supplement in, and for the duration of each Transaction will act in, good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 and shall act in good faith with respect to the Agreement. Counterparty acknowledges and agrees that any election, amendment, modification, waiver or termination of this Master Confirmation, any Supplemental Confirmation or any Pricing Supplement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws. Without limiting the generality of the foregoing, any such election, amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such election, amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares. Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and each Pricing Supplement under Rule 10b5-1 under the Exchange Act.

(iii)      Counterparty shall, following any election of Modified Physical Settlement by Counterparty with respect to any Transaction, at least one day prior to the first Scheduled Valuation Date with respect to such Transaction, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) under the Exchange Act by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding such first Scheduled Valuation Date and during the calendar week in which such first Scheduled Valuation Date occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for such Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv)       Following any election of Modified Physical Settlement by Counterparty with respect to any Transaction, during the period from and including the first Valuation Date until the final Valuation Date with respect to such Transaction, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such Merger Transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such Merger Transaction. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such Merger Transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 7(e)(ii) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to Counterparty and/or the Shares (other than any such transaction in which the consideration consists solely of cash and there is no valuation period) as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(v)         Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation or any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any Modified Physical Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)      Following any election of Modified Physical Settlement by Counterparty with respect to any Transaction, Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) to occur on any Valuation Date with respect to such Transaction.

(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby (including receipt of any Component Prepayment Amounts under any Transaction) will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)      As of the Trade Date and Effective Date for the relevant Transaction and as of the date of any payment or delivery by Counterparty or Dealer hereunder (A) the fair value of the total assets of Counterparty are greater than the sum of the total liabilities (including contingent liabilities) and the capital of Counterparty, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty’s entry into such Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, and does not believe that it will, incur debt beyond its ability to pay as such debts mature and (D) Counterparty is not and will not be “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).

(ix)       Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)       Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)     As of the Trade Date for the relevant Transaction, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity) and no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of this Master Confirmation, the applicable Supplemental Confirmation, the applicable Pricing Supplement and the Agreement; provided that no representation shall be made by Counterparty with respect to any rules and regulations applicable to Dealer (including any applicable rules or regulations of the Financial Industry Regulatory Authority, Inc.) arising from Dealer’s status as a regulated entity under applicable law.

(xii)       No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation and each Supplemental Confirmation and the consummation of each Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date and any delivery of Shares under a Credit Support Annex) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.

(xiii)      [Reserved].

(xiv)      [Reserved].

(xv)       [Reserved].

(xvi)      [Reserved].

(xvii)     Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(xviii)    [Reserved].

(xix)      [Reserved].

(xx)       In connection with this Master Confirmation, each Supplemental Confirmation, each Pricing Supplement, the Equity Distribution Agreement, any Transaction hereunder and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

(xxi)      Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer (such consent not to be unreasonably withheld, delayed or conditioned), (i) at all times during the Relevant Period (as defined below) for any Transaction, issue, offer, pledge, sell, contract to sell, sell any Shares, call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) at all times during the Relevant Period for any Transaction, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise or (iii) at all times during the Hedge Period for any Transaction or during the period from, and including, the first Valuation Date for any Transaction to, and including, the final Settlement Date for such Transaction, enter into any derivatives transactions referencing the Shares or any securities convertible into Shares, except as set forth in the provisos to the first sentence of Paragraph 7(f); provided that, (a) during the Relevant Period for any Transaction, Counterparty may enter into or execute any issuance and sale of Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of Counterparty in effect on the Trade Date of such Transaction or upon conversion of Counterparty’s outstanding 0.50% Convertible Senior Notes due 2030, (b) during the Hedge Period for any Transaction (and for such purpose the Hedge Period shall be deemed to terminate on the Hedge Period Completion Date set forth in item (i) of the definition thereof), Counterparty may enter into or execute (x) any debt-for-equity exchanges, (y) any underwritten offering of Shares, private placement of Shares (or other securities convertible or exchangeable into Shares) and other privately negotiated block trade or follow-on offering of Shares, in each case, with or through the person acting as forward seller for Dealer, and any customary bond hedge, warrant or capped call hedging transaction related to any such securities convertible or exchangeable into Shares (provided that the “valuation date(s)” (however defined) for any such transaction do not overlap with any Valuation Date for any Transaction) and (z) with or through the person acting as forward seller for Dealer, any customary “at-the-market” offering of Shares on an agency basis on behalf of Counterparty made by means of ordinary brokers’ transactions on or through the Exchange or another market for the Shares, and (c) following the Hedge Period Completion Date for any Transaction, Counterparty may enter into or execute any issuance and sale of Shares pursuant to a Permitted Equity Transaction (as defined below) during the term of such Transaction. “Relevant Period” means, for any Transaction, the period from, and including, the Trade Date for such Transaction to, and including, the final Settlement Date for such Transaction. “Permitted Equity Transaction” means, for any Transaction, any underwritten offering or private placement of Shares (or other securities convertible or exchangeable into Shares) or other underwritten or privately negotiated block trade or follow-on offering of Shares (any such Shares or such other securities, other than ATM Shares (as defined below), “Securities”) and any customary “at-the-market” offering of Shares on an agency basis on behalf of Counterparty made by means of ordinary brokers’ transactions on or through the Exchange or another market for the Shares (any such Shares, “ATM Shares”); provided that (i) from, but excluding, the Hedge Period Completion Date for such Transaction to, and including, the date that is six months following such Hedge Period Completion Date, the cumulative notional amount of all Securities sold in accordance with clause (c) above shall not exceed USD 500,000,000, (ii) from, but excluding, the date that is six months following such Hedge Period Completion Date to, and including, the date that is eighteen months following such Hedge Period Completion Date, the cumulative notional amount of all Securities sold in accordance with clause (c) above shall not exceed USD 1,000,000,000, (iii) after the date that is eighteen months following such Hedge Period Completion Date, the cumulative notional amount of all Securities sold in accordance with clause (c) above shall not exceed USD 2,000,000,000 and (iv) after such Hedge Period Completion Date, the cumulative notional amount of all ATM Shares sold in accordance with clause (c) above shall not exceed USD 2,000,000,000.

(f)          Other Forwards. Counterparty represents and warrants to, and agrees with, Dealer that at all times following the Hedge Period Completion Date for any Transaction and prior to the first Valuation Date for such Transaction, Counterparty will not, without the prior written consent of Dealer (such consent not to be unreasonably withheld, delayed or conditioned), enter into any derivatives transactions referencing the Shares; provided that, notwithstanding any other provision of this Master Confirmation but subject to the immediately following proviso, following the Hedge Period Completion Date for any Transaction, Counterparty may enter into an Other Forward or any Permitted Derivative Transaction (as defined below) during the term of such Transaction; provided further that Counterparty may enter into such Other Forward at such time only if the limitation on the aggregate gross sales price that may be sold under the “Prospectus” (as defined in the Equity Distribution Agreement) has not been increased from USD 1,500,000,000 as of the trade date for such Other Forward and the “valuation date(s)” for such Other Forward do not overlap with any Valuation Date for any Transaction or any “valuation date(s)” (however defined) for any “customary “at-the-market”, “block” or “underwritten” forward sale transactions that are not subject to a cap or floor price, any Private Repurchases or customary “convertible bond hedge” transactions entered into in connection with the issuance of customary convertible or exchangeable securities, including customary “capped call” transactions or “warrant transactions” related to any such issuance.  “Permitted Derivative Transaction” means customary “at-the-market”, “block” or “underwritten” forward sale transactions that are not subject to a cap or floor price, Private Repurchases or customary “convertible bond hedge” transactions entered into in connection with the issuance of customary convertible or exchangeable securities, including customary “capped call” transactions or “warrant transactions” related to any such issuance, provided that the “valuation date(s)” (however defined) for any such Permitted Derivative Transaction do not overlap with any Valuation Date for any Transaction.

(g)         [Reserved].

(h)         Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i)          If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(h)(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions, certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

(ii)         If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)          Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation, any Pricing Supplement, the Credit Support Annex in respect of any Transaction or the Agreement and will reimburse any Indemnified Party for all documented and reasonable expenses (including reasonable out-of-pocket legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent  resulting from such Indemnified Party’s gross negligence, willful misconduct, fraud or bad faith or from Dealer’s breach of any representation, agreement or covenant contained in this Master Confirmation or the Agreement.  The foregoing provisions shall survive any termination or completion of any Transaction.

(j)        Termination Price Event.  If a Termination Price is specified in the Supplemental Confirmation for any Transaction and the closing price per Share on the Exchange is below such Termination Price on any Exchange Business Day on and following the first Component Prepayment Date of such Transaction, such occurrence shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and a portion of such Transaction corresponding to the Funded Components of such Transaction (including, for the avoidance of doubt, any such Components that became Funded Components after such occurrence) as the sole Affected Transaction.

(k)         Governing Law/Jurisdiction/Waiver of Jury Trial.

(i)      THIS MASTER CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS MASTER CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

(ii)       THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(iii)      EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(l)       Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, any Supplemental Confirmation, any Pricing Supplement or the Credit Support Annex in respect of any Transaction to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)       Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)      Disclosure. Effective from the date of commencement of discussions concerning the Transactions, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)        Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Component Number of Shares for any Component) if Dealer determines that such extension is reasonably necessary or appropriate to (i) in Dealer’s commercially reasonable judgment, preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) based on the advice of counsel, enable Dealer to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer that are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions; provided that in no event shall any Valuation Date for any Component be postponed to a date later than the Final Termination Date for the relevant Transaction.

(p)       Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 9.0%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Transaction Shares for all outstanding Transactions and the “Number of Transaction Shares” (or similar) under any other outstanding share forward transaction between Counterparty and Dealer (or its affiliates) referencing the Shares and (2) the denominator of which is the number of Shares outstanding on such day.

(q)       Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the delivery of Shares on any Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.5% of the then outstanding Shares (the “Threshold Number of Shares”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 0.5% of the number of Shares outstanding on the date of determination (the condition described in this clause (ii), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (ii) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (X) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares and (Y) an Excess Regulatory Ownership Position would not result.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Without limiting the generality of foregoing, if at any time at which (i) the Dealer Group directly or indirectly beneficially owns in excess of the Threshold Number of Shares or (ii) an Excess Regulatory Ownership Position exists (each, an “Excess Ownership Position”), if Dealer, in its reasonable discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of each Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Dealer so designates an Early Termination Date with respect to a portion of such Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 7(ii) of this Master Confirmation as if (i) an Early Termination Date had been designated in respect of such Transaction having terms identical to the Terminated Portion of such Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such portion of such Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.

(r)          Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act, and is entering into the Transaction hereunder as principal and not on behalf of any third party. The Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)       Additional Representation.  Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into any Transaction hereunder or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)          Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation and each Supplemental Confirmation are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction hereunder. The parties hereto intend for:

(i)        each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)        the rights given to Dealer pursuant to Article 6 of the Agreement and Section 7(u) below to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)       any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)       all payments for, under or in connection with each Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)         any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation, the Credit Support Annex in respect of any Transaction or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(u)      No Initial Collateral; Netting; Setoff. The provisions of Section 2(c) and 6(f) of the Agreement shall not apply to any Transaction.  The obligations of Counterparty hereunder are not initially secured by any collateral. If on any date any Shares would otherwise be deliverable under any Transaction by Counterparty to Dealer and by Dealer to Counterparty under this Master Confirmation and under the Credit Support Annex in respect of such Transaction deemed to be entered into on the Trade Date of such Transaction (except pursuant to Section 7(ee) below), then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number. This Section 7(u) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(v)         Tax Matters.

(i)       For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)         For the purpose of Section 3(f) of the Agreement:

(A)         Dealer makes the following representation(s):

[(1)       Dealer is a “U.S. person” (as that term is used in Section 7701(a)(3) of the Code and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person for U.S. federal income tax purposes.]3

[(1)       It is a “U.S. person” (as that term is used in Section 7701(a)(30) of the Code and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(2)         It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]4

(B)         Counterparty makes the following representation(s):

(1)          Counterparty is a corporation and a “U.S. person” (as that term is defined in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(iii)     Withholding Tax Imposed on Payments to Non-US Counterparties. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

3 Insert for GS.
4 Insert for Citi.

(iv)        Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8 ECI or W-9, as applicable, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Master Confirmation, any Supplemental Confirmation, or any Credit Support Annex in respect of any Transaction, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(v)         871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(w)       Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement.

(x)         Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Master Confirmation.

(y)         Severability; Illegality. If compliance by either party with any provision of any Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of any such Transaction shall not be invalidated, but shall remain in full force and effect.

(z)          [Reserved].

(aa)       Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Master Confirmation, any Supplemental Confirmation and any Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Master Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb)     Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc)        Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

(dd)       [Reserved].

(ee)      Share Termination Alternative. In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to all holders of Shares consists solely of cash), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement, after giving effect to the Credit Support Annex for such Transaction (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, Counterparty or Dealer, as the case may be, shall deliver to the other party a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that each holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a good faith and commercially reasonable manner (and the parties agree that, in making such determination of value, the Calculation Agent may take into account the economic effect on such Transaction of such event, including adjustments to account for changes in volatility, stock loan rate, value of any commercially reasonable Hedge Positions in connection with such Transaction and liquidity relevant to the Shares or to such Transaction, the market price of the Shares or Alternative Delivery Property on the date of early termination and, if such delivery is made by Dealer, the prices at which Dealer purchases, in a commercially reasonable manner, Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 7(ee)) unless (a) Counterparty gives irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the Early Termination Date or the date on which such Transaction is terminated, as applicable, of its election that the delivery of Alternative Delivery Units shall not apply, (b) Counterparty remakes the representation set forth in Section 7(e)(i)(A) as of the date of such election and (c) Dealer agrees, in its sole discretion, to such election, in which case the provisions of Section 12.7 or Section 12.9 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply; provided that such price input must reflect the then prevailing market price of the Shares or Alternative Delivery Property, as the case may be; provided further that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by all holders, each such holder shall be deemed to have elected to receive the maximum possible amount of cash.

(ff)        Share Cap. Notwithstanding any other provision of the Agreement, this Master Confirmation, any Supplemental Confirmation or the Credit Support Annex in respect of any Transaction, in no event will Counterparty be required to deliver in the aggregate in respect of the Component Prepayment Dates, Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction under this Master Confirmation a number of Shares greater than the aggregate Number of Transaction Shares for all outstanding Transactions (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than a Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 7(ff) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the relevant Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than any Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under any Transaction.

(gg)       Amendments to the Equity Definitions.

(i)         Section 11.2(a) of the Equity Definitions is hereby amended by (1) deleting the words “in the determination of the Calculation Agent, a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “in the commercially reasonable judgment of the Calculation Agent, a material economic effect on the theoretical value of the Shares or options on such Shares”; and (2) adding at the end thereof “; provided that such event is not based on (i) an observable market, other than the market for Issuer’s own stock or (ii) an observable index, other than an index calculated and measured solely by reference to Issuer’s own operations”.

(ii)       Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has a material economic effect on the Transaction (provided that such event is not based on (x) an observable market, other than the market for Counterparty’s own stock or (y) an observable index, other than an index calculated and measured solely by reference to Counterparty’s own operations) and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of the Component Number of Shares for any Component, the Forward Floor Price for any Component, the Forward Cap Price for any Component, any Settlement Price, and any other variable relevant to the exercise, settlement, payment or other terms of such Transaction (and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or to the Transaction) and (ii) determine the effective date(s) of the adjustment(s). The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Shares traded on such options exchange.”

(iii)     Section 11.2(e)(vii) of the Equity Definitions is hereby amended and restated as follows: “any corporate event involving the Issuer that is similar to the events described in Section 11.2(e)(i), (ii) and (iv) through (vi) above and affects all holders of the Shares that the Calculation Agent determines has a material economic effect on the theoretical value of the Shares or options on the Shares; provided that such event is not based on (a) an observable market, other than the market for Counterparty’s own stock or (b) an observable index, other than an index calculated and measured solely by reference to Counterparty’s own operations.”

(iv)      Section 12.9(b)(vi) of the Equity Definitions is hereby amended by (1) adding the word “or” immediately before subsection (B), (2) deleting the comma at the end of subsection (A), (3) deleting subsection (C) in its entirety, (4) deleting the word “or” immediately preceding subsection (C) and (5) replacing the words “either party” in the last sentence of such Section with “Dealer.”

(hh)     Additional Termination Event(s). Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, any Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with such Transaction (or portions thereof) being the Affected Transaction(s) and Counterparty being the sole Affected Party) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).

(ii)        Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating the Close-out Amount in accordance with and pursuant to Section 6 of the Agreement (including as a result of the application of Section 7(hh) hereunder), Dealer may, in its good faith, commercially reasonable judgment, determine such amount with Share price inputs determined on the basis of a good faith, arm’s-length, commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) “risk bid” and/or “private placement” discount and/or commercially reasonable “volume weighted” valuations, in each case provided that such discounts and/or valuations are generally applicable in similar situations to similarly situated counterparties and applied to similar transactions in a non-discriminatory manner.

(jj)       Waiver of Rights. Any provision of the Agreement, this Master Confirmation, the Credit Support Annex in respect of any Transaction, any Supplemental Confirmation and any related Pricing Supplement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

8.	Additional Provisions.

(a)	U.S. Stay Regulations.

[(i)         Recognition of the U.S. Special Resolution Regimes.

A.          In the event that Dealer becomes subject to a proceeding under (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation were governed by the laws of the United States or a state of the United States.

B.         In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Master Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Confirmation were governed by the laws of the United States or a state of the United States.

(ii)      Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Master Confirmation, the parties expressly acknowledge and agree that:

A.          Counterparty shall not be permitted to exercise any Default Right with respect to this Master Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

B.         Nothing in this Master Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to Counterparty.

C.           For the purpose of this paragraph:

1.	“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

2.
“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Master Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(iii)        U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Master Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Master Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(iv)      Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Master Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]5

[The parties agree that the definitions and provisions contained in the ISDA 2018 U.S. Stay Protocol and Attachment thereto as published by ISDA on July 31, 2018 are hereby incorporated into and apply to the Agreement as if set forth in full herein. For these purposes, the following terms as used in the U.S. Stay Protocol shall have the following meanings: “Regulated Entity” shall mean Dealer and Counterparty and “Protocol Covered Agreement” or “Covered Agreement”, as applicable, shall mean the Agreement.]6

(b)	Agreements Regarding the Pricing Supplement.

(i)          Upon the execution and delivery by Counterparty of a Supplemental Confirmation for any Transaction, Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Pricing Supplement for such Transaction, absent manifest error.

(ii)         Each of Counterparty and Dealer agrees and acknowledges that (i) any Transaction to be entered into pursuant to this Master Confirmation and the Supplemental Confirmation and Pricing Supplement relating to such Transaction will be entered into in reliance on the fact that this Master Confirmation, such Supplemental Confirmation and such Pricing Supplement form a single agreement between Counterparty and Dealer in respect of such Transaction, and Dealer would not otherwise enter into such Transaction, (ii) this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) any Pricing Supplement, regardless of whether such Pricing Supplement is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by any Supplemental Confirmation and Pricing Supplement.

(iii)     Counterparty and Dealer further agree and acknowledge that this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

[Signature Page Follows]

5 Insert for GS.
6 Insert for Citi.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[GOLDMAN SACHS BANK USA][CITIBANK, N.A.]

By:
Name:
Title:

[Signature Page to Master Confirmation]

Confirmed as of the date first above written:

PLANET LABS PBC

By:
Name:
Title:

[Signature Page to Master Confirmation]

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:      [__________], 20[__]

To:          Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107

From:     [Goldman Sachs Bank USA
200 West Street
New York, NY 10282-2198]

[Citibank, N.A.
Strategic Equity Solutions
390 Greenwich Street, 4th Floor
New York, NY 10013]

Re:         Range Share Forward Transaction

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Goldman Sachs Bank USA][Citibank, N.A.] (“Dealer”) and Planet Labs PBC (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation regarding Range Share Forward Transactions, dated [_____], between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation, including the Credit Support Annex referenced therein as it applies to the Transaction) shall govern this Supplemental Confirmation and the Transaction contemplated hereunder, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[__________], 20[__]

Effective Date:	[__________], 20[__]

Trading Parameters:
On any Exchange Business Day during the Hedge Period, Counterparty may request in writing by 9:00 AM New York City time (a “Parameters Request”) that the Forward Seller establish Dealer’s initial Hedge Positions on such Exchange Business Day for the related Component taking into account Counterparty’s desired trading parameters submitted with the Parameters Request (the “Trading Parameters”) (including, without limitation, a minimum price (the “Limit Price”) and a maximum amount of proceeds from Dealer’s sales of Shares (the “Maximum Proceeds”)). Counterparty and Dealer agree that, notwithstanding anything to the contrary herein or in the Equity Distribution Agreement:

1.    Dealer shall cause the Forward Seller to use good faith and commercially reasonable efforts consistent with its normal trading and sales practices to make sales in connection with establishment of Dealer’s initial Hedge Position in respect of such Component in accordance with the Trading Parameters; provided that such good faith and commercially reasonable efforts shall be subject in all respects to compliance with Dealer’s and its affiliates’ internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or such affiliates and which policies or procedures are applied consistently in good faith and in a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions), and shall be required only to the extent fulfilling such Parameter Request would not have a material adverse impact on any other hedging activities undertaken by Dealer or its affiliates in connection with this Transaction or any other Transaction under the Master Confirmation (including taking into account the relevant liquidity, market and trading conditions).
2.    With respect to the Limit Price, Dealer shall cause the Forward Seller to use good faith and commercially reasonable efforts to not sell any “Forward Hedge Shares” (as defined in the Equity Distribution Agreement) below the Limit Price.
3.    With respect to the Maximum Proceeds, Dealer shall cause the Forward Seller to use good faith and commercially reasonable efforts to not sell any “Forward Hedge Shares” (as defined in the Equity Distribution Agreement) to the extent such sales would result in sale proceeds greater than the Maximum Proceeds.
4.    If no Parameters Request is received by Dealer by 9:00 A.M. New York City time, Dealer shall not establish any Hedge Positions on such Exchange Business Day.
5.    Each designation of any Component by Counterparty in a Parameters Request or any change in the Trading Parameters for such Component by Counterparty shall be deemed to be an affirmation to Dealer (in its capacity as a “Forward Purchaser” under the Equity Distribution Agreement) and the Forward Seller that (x) the representation in Section 7(e)(i) of the Master Confirmation and (y) the representations and warranties of Counterparty contained in or made pursuant to the Equity Distribution Agreement, in each case, are true and correct as of the date of such designation as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) relating to such as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the “Registration Statement” and the “Prospectus” (in each case, as defined in the Equity Distribution Agreement) as amended and supplemented relating to such “Forward Hedge Shares”).
6.    Other than as explicitly set forth above or in the provisions opposite the caption “Hedge Period” in the Master Confirmation, Dealer (or its agent or affiliate) shall have the sole good faith and commercially reasonable discretion in conducting its hedging activities in connection with establishing its initial Hedge Position of the Transaction.

Hedge Period Commencement Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Hedge Period Outside Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

First Scheduled Valuation Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Final Termination Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Floor Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Cap Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Discount Rate Cap:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Hedge Selling Commission Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Initial Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Maximum Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Specified Borrow Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Expected Dividends:	Ex-Dividend Date	Amount
	[__________], 20[__]	USD [_____]
Forward Reduction Amounts:	Reduction Date	Reduction Amount
	[__________], 20[__]	USD [_____]

Floor Price Adjustments:
If the Issuer publicly announces any Potential Adjustment Event or any Announcement Event and Counterparty’s board of directors has not authorized an adjustment to the Floor Price that might result from such Potential Adjustment Event or such Announcement Event when authorizing a corporate action leading to such Potential Adjustment Event or Announcement Event, as the case may be (as evidenced in board resolutions that will have been provided to Dealer at the time of such announcement), such announcement may, at the good faith and commercially reasonable election of Dealer, constitute an Additional Termination Event with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

Termination Price:	[As set forth in Exhibit 1 to this Supplemental Confirmation.][Not Applicable.]

[Signature Page Follows]

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[GOLDMAN SACHS BANK USA][CITIBANK, N.A.]

By:
Name:
Title:

Confirmed as of the date first above written:

PLANET LABS PBC

By:
Name:
Title:

EXHIBIT 1

Hedge Period Commencement Date:	[__________], 20[__]

Hedge Period Outside Date:	[__________], 20[__]

First Scheduled Valuation Date:	[__________], 20[__]

Final Termination Date:	[__________], 20[__]

Forward Floor Percentage:	[_____]%

Forward Cap Percentage:	[_____]%

Discount Rate Cap:	A rate determined by the Calculation Agent (acting in good faith and in a commercially reasonable manner) equal to the sum of (a) the rate that results from interpolating the secured overnight financing rate assuming a tenor of the period of time from, and including, the Component Prepayment Date for the relevant Component to, but excluding, the date that is one Settlement Cycle following the Scheduled Valuation Date for such Component, plus (b) [_____] bps.

Forward Hedge Selling Commission Rate:	[_____]%

Initial Stock Loan Rate:	[_____] bps

Maximum Stock Loan Rate:	[_____] bps

Specified Borrow Rate:	[_____] bps

[Termination Price:	USD [______]]

ANNEX B

FORM OF PRICING SUPPLEMENT
Date:      [__________], 20[__]

To:          Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107

From:     [Goldman Sachs Bank USA
200 West Street
New York, NY 10282-2198]

[Citibank, N.A.
Strategic Equity Solutions
390 Greenwich Street, 4th Floor
New York, NY 10013]

This Pricing Supplement supplements, forms a part of, and is subject to (i) the Supplemental Confirmation [No. [__]] dated as of [__________], 20[__] between Planet Labs PBC (“Counterparty”) and [Goldman Sachs Bank USA][Citibank, N.A.] (“Dealer”) (the “Supplemental Confirmation”) and (ii) further, the Supplemental Confirmation is subject to the Master Confirmation regarding Range Share Forward Transactions dated [_____] between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Confirmation or the Supplemental Confirmation.

For all purposes of the Transaction under the Supplemental Confirmation:

Component No.	Component Number of Shares	Hedge Reference Price	Forward Floor Price	Forward Cap Price	Scheduled Valuation Date

1.

2.

3.

…

(a)	the Hedge Period Completion Date is [__________], 20[__];

(b)	the Number of Transaction Shares is [__________];

(c)	the Settlement Method Election Date is [__________], 20[__]; and

(d)
the Final Prepayment Date is [__________], 20[__].  For the avoidance of doubt, the last day on which Counterparty may validly deliver a Prepayment Request in respect of an Unfunded Component is [__________], 20[__].

Yours sincerely,
[GOLDMAN SACHS BANK USA][CITIBANK, N.A.]

By:
Name:
Title:

ANNEX C

FORM OF PREPAYMENT REQUEST

Date:      [__________], 20[__]

To:         [Goldman Sachs Bank USA
200 West Street
New York, NY 10282-2198]

[Citibank, N.A.
Strategic Equity Solutions
390 Greenwich Street, 4th Floor
New York, NY 10013]

From:     Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107

The undersigned hereby requests, pursuant to (i) the Supplemental Confirmation [No. [__]] dated as of [__________], 20[__] between Planet Labs PBC (“Counterparty”) and [Goldman Sachs Bank USA][Citibank, N.A.] (“Dealer”) (as amended and supplemented from time to time, including by the related Pricing Supplement, the “Supplemental Confirmation”) and (ii) the Master Confirmation regarding Range Share Forward Transactions dated [_____] between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”; terms defined in the Master Confirmation being used herein as defined therein), that Dealer deliver to Counterparty the Component Prepayment Amounts in connection with the following Unfunded Components of the above-referenced Transaction, on the Component Prepayment Date for each such Unfunded Component as set forth in the table below.

Component No.	Component Prepayment Date

Yours sincerely,
PLANET LABS PBC

By:
Name:
Title:

C-1

ANNEX C

APPENDIX

Paragraph 13.  Elections and Variables

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Dealer: Not Applicable.

With respect to Counterparty: Not Applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a), subject to the provisions of Paragraph 13(m)(iii) and (viii).

(B)	“Return Amount” has the meaning specified in Paragraph 3(b), subject to the provisions of Paragraph 13(m)(iii) and (viii).

(C)	“Credit Support Amount” has the meaning specified in Paragraph 3.

(D)	“Exposure” shall mean zero.

(ii)
Eligible Collateral. The following items, subject to Paragraph 13(m)(viii), will qualify as “Eligible Collateral” for the party specified beginning on the first Component Prepayment Date for the Transaction:

		Counterparty	Valuation Percentage
(A)	Shares (as defined in the Master Confirmation)	X	100%

(iii)	Other Eligible Support. There shall be no “Other Eligible Support” for either party for purposes of this Annex.

(iv)	Thresholds.

(A)	“Independent Amount” means with respect to Dealer: Not applicable.

“Independent Amount” means with respect to Counterparty: a number of Shares equal to the Required Number of Shares.

“Required Number of Shares” means, subject to Paragraph 13(m)(viii), on each day from, and including, the first Component Prepayment Date for the Transaction to, and including, the final Settlement Date for the Transaction, a number of Shares equal to the sum of the Component Number of Shares for all Funded Components of the Transaction for which a Settlement Date has not occurred.

(B)	“Threshold” means with respect to Dealer: Infinity.

“Threshold” means with respect to Counterparty: Zero.

(C)	“Minimum Transfer Amount” means with respect to Dealer:

The Value of one Share.

“Minimum Transfer Amount” means with respect to Counterparty:

Exhibit C-1

The Value of one Share.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of one Share, respectively.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Dealer, unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to which Dealer is the sole Defaulting Party, in which case Counterparty shall have the right to designate, for so long as such Event of Default continues, a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to replace Dealer as Valuation Agent.

(ii)	“Valuation Date” means each Scheduled Trading Day (as defined in the Master Confirmation) on which the Required Number of Shares is greater than zero.

(iii)
“Valuation Time” means (i) with respect to a “Valuation Date” (as defined in the Master Confirmation), as defined in the Master Confirmation, and (ii) with respect to any other date of calculation, the close of business on such date of calculation, as applicable.

(iv)	“Notification Time” means 12:00 p.m., New York City time, on a Local Business Day.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. Each Termination Event for which the Transaction is an Affected Transaction and Counterparty is the sole Affected Party will constitute a Specified Condition.

(e)	Substitution. Not applicable.

(f)
Dispute Resolution. The provisions of Paragraph 5 will not apply; the phrase “and subject to Paragraph 5 in the case of a dispute” shall be deemed deleted from the definition of “Value” in Paragraph 12, and the other references to Paragraph 5 in this Annex shall be disregarded.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodian.  Dealer shall not be entitled to hold Posted Collateral pursuant to Paragraph 6(b) other than through the Collateral Account (as defined below), and Dealer shall be entitled to effect Transfers of Posted Collateral held in the Collateral Account in accordance with this Annex.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply.

(h)	Distributions and Interest Amount.

(i)	Interest Amount. The provisions of Paragraph 6(d)(ii) and all other references to Interest Amount and related terms in this Annex will not apply.

(ii)
Distributions. In lieu of Paragraph 5(d)(i), all Distributions relating to the Transaction shall constitute Posted Collateral and held in the Collateral Account and all such remaining Distributions held in the Collateral Account shall be released to Counterparty on the final Settlement Date for the Transaction.

(i)	Additional Representations. None.

(j)	Other Eligible Support and Other Posted Support. Not applicable.

(k)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to Section 6 of the Master Confirmation.

(l)	Addresses for Transfers.

Dealer: To be specified by Dealer in writing.

Counterparty: To be specified by Counterparty in writing.

(m)	Other Provisions.

(i)
Delivery Amount and Return Amount. Paragraphs 3(a) and 3(b) shall be amended by including the reference to Paragraphs “13(m)(iii)” and “13(m)(viii)” in place of the reference to Paragraph 4 in the first line thereof.

(ii)
Agreement as to Single Secured Party and Pledgor. Dealer and Counterparty agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 of this Annex or the definitions in Paragraph 12 of this Annex, (a) the term “Secured Party” as used in this Annex means only Dealer, (b) the term “Pledgor” as used in this Annex means only Counterparty, (c) only Counterparty makes the pledge and grant in Paragraph 2 of this Annex, the acknowledgment in the final sentence of Paragraph 8(a) of this Annex and the representations in Paragraph 9 of this Annex and (d) only Counterparty will be required to make Transfers of Eligible Credit Support under Paragraph 3(a) and only Dealer will be required to make Transfers of Posted Credit Support under Paragraph 3(b).

(iii)	Initial Transfer and Returns. Notwithstanding anything to the contrary in this Annex, including (without limitation) Paragraphs 3 and 4, in respect of the Transaction:

(A)
Counterparty will transfer to Dealer on or prior to 12:00 p.m. New York City time on the Component Prepayment Date for each Component of the Transaction (free and clear of any security interest, lien, encumbrance, restrictive legend or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system)) a number of Shares equal to the Component Number of Shares for such Component in book-entry form without any requirement for Dealer to have made a demand to Counterparty, and this shall be deemed to be a Transfer of Eligible Credit Support for purposes of Paragraph 3(a); and

(B)
on the Valuation Date (as defined in the Master Confirmation) for each Component of the Transaction (and notwithstanding Paragraph 3(b) and Paragraph 4 (which shall be subject to this Paragraph 13(m)(iii)(B))), (1) Counterparty shall be deemed to have made a demand under Paragraph 3(b) specifying Shares as the form of Posted Credit Support and the Return Amount in respect of such Valuation Date shall be a number of Shares equal to the Component Number of Shares for such Component; and (2) subject to Paragraph 13(m)(x) (Delivery of Shares), Dealer shall make the Transfer of Posted Credit Support to Counterparty on the Settlement Date in respect of such Component.

If (i) Counterparty fails to make the Transfer in accordance with paragraph (A) above or (ii) Dealer fails to make the Transfer in accordance with paragraph (B) above, such party shall have one (1) Local Business Day to cure such failure, and if such failure is not timely cured, an Event of Default shall immediately occur where the party that failed to make such payment or delivery shall be the Defaulting Party.

(iv)	Reserved.

(v)	Reserved.

(vi)
Value. For purposes of calculating the Value of any Shares constituting Eligible Collateral for any Valuation Date or other date for which Value is calculated under this Annex, the Value of such Shares is the numerical quantity of such Shares (e.g., the Value of 100 Shares constituting Eligible Collateral is 100 Shares).

(vii)	Amendments relating to the 2002 ISDA Master Agreement.

Swap Transactions.  The references in Paragraph 8(b) to “(or Swap Transactions)” are deleted.

Set-off.  The following definition is added to Paragraph 12:

““Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement (whether arising under this Agreement, another contract, applicable law or otherwise) and, when used as a verb, the exercise of any such right or the imposition of any such requirement; provided that, any such set-off may only be made against other Shares constituting Eligible Collateral.

Local Business Day:  The reference to “clause (b)” in the definition of “Local Business Day” in this Annex shall be replaced by “clause (c)”.

(viii)
Adjustments. Whenever any adjustments are made to the Transaction in accordance with its terms, the Valuation Agent may make such adjustment in a good faith and commercially reasonable manner to the terms of this Annex that it considers would be appropriate to account for such adjustment to the terms of the Transaction to preserve the economic terms thereof.

(ix)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to Section 12 of the Agreement.

(x)
Delivery of Shares. Counterparty and Dealer agree that, in respect of the Transaction, any obligation of Dealer on any Settlement Date to return to Counterparty Posted Credit Support comprised of Shares pursuant to Paragraph 3(b) of this Annex in respect of the Transaction will be subject to  (A) the condition precedent that it has received from Counterparty all amounts payable to it by Counterparty in respect of the Transaction on or before such Settlement Date and, once that condition precedent has been satisfied, (B) Section 7(u) of the Master Confirmation.

(xi)
Taxes. Notwithstanding anything to the contrary elsewhere in this Agreement or herein, all payments and all deliveries by Dealer pursuant to this Annex shall be made net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof. Any such amount shall not be an “Indemnifiable Tax” for purposes of Section 14 of the Agreement.

(xii)
Amendments to Paragraph 2.  Paragraph 2 of this Annex is hereby amended by adding “(i)” immediately prior to the word “all” in the first sentence thereof and adding the following immediately prior to the period at the end of such sentence:

“and (ii)(A) the Collateral Account, (B) all funds, cash, checks, securities, financial assets and other investment property (as defined in the New York Uniform Commercial Code), and other assets deposited or held in or credited to the Collateral Account from time to time, (C) all interest, dividends, distributions, cash, instruments and other property received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any of the foregoing, (D) all certificates and instruments representing or evidencing any of the foregoing, (E) all of Counterparty’s interest, powers, rights and privileges in, to and under the Master Confirmation, the Supplemental Confirmation, the Transaction and any related accounts and general intangibles and (F) all proceeds of any of the foregoing”

(xiii)
Defined Terms and Interpretation. This Annex is deemed to be entered into between the parties in respect of the Transaction (as defined below). Capitalized terms not otherwise defined in this Annex have the meanings specified in the Master Confirmation (as defined below) and/or the Supplemental Confirmation (as defined below) relating to the Transaction. In addition, as used in this Paragraph 13:

“Master Confirmation” means the master confirmation entered into between the parties dated [______] that sets forth certain terms and conditions for one or more range share forward transactions that the parties may enter into from time to time;

“Supplemental Confirmation” means the supplemental confirmation entered into between the parties in respect of the Transaction;

“Transaction” means the relevant “Transaction” under and as defined in the Master Confirmation in respect of which this Annex is deemed to be entered into between the parties; and

“Collateral Account” means the securities account established in the name of Counterparty at [Goldman Sachs & Co. LLC][Citigroup Global Markets Inc.] to hold any Posted Credit Support under this Annex.